                                                                   Exhibit 10.8

                                                                 SIGNATURE COPY
- - --------------------------------------------------------------------------------


                       PREFERRED STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                                       AND

                               FRESH CHOICE, INC.

                         -------------------------------

                           DATED AS OF APRIL 26, 1996

                         -------------------------------


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
                                TABLE OF CONTENTS

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                                                                                                               Page
                                    ARTICLE 1
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                               PURCHASE AND SALE OF SHARES

         Section 1.1.          Purchase and Sale of Shares......................................................  1
         Section 1.2.          Purchase Price...................................................................  1

                                    ARTICLE 2

                                   THE CLOSING

         Section 2.1.          The Closing......................................................................  2

                                    ARTICLE 3

                                     OPTION

         Section 3.1.          Grant of Option..................................................................  2
         Section 3.2.          Exercise of Option...............................................................  2
         Section 3.3.          Exercise Price...................................................................  3

                                    ARTICLE 4

                               REPRESENTATIONS AND WARRANTIES

         Section 4.1.          Representations and Warranties of the Company....................................  3
                  4.1.1.       Existence; Good Standing; Corporate Authority; Compliance
                               with Law.........................................................................  3
                  4.1.2.       Authorization, Validity and Effect of Agreements.................................  3
                  4.1.3.       Capitalization...................................................................  4
                  4.1.4.       Subsidiaries.....................................................................  4
                  4.1.5.       Other Interests..................................................................  5
                  4.1.6.       No Violation.....................................................................  5
                  4.1.7.       Books and Records................................................................  6
                  4.1.8.       SEC Documents....................................................................  6

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
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
                  4.1.9.       Litigation.......................................................................  6
                  4.1.10.      Absence of Certain Changes.......................................................  6
                  4.1.11.      Tax Returns......................................................................  8
                  4.1.12.      Employee Benefit Plans...........................................................  8
                  4.1.13.      Labor Matters....................................................................  9
                  4.1.14.      No Brokers.......................................................................  9
                  4.1.15.      Agreements.......................................................................  9
                  4.1.16.      Title to Assets.................................................................. 10
                  4.1.17.      Insurance........................................................................ 10
                  4.1.18.      Environmental Matters............................................................ 11
                  4.1.19.      Intellectual Property............................................................ 11
                  4.1.20.      Licenses......................................................................... 11
                  4.1.21.      Preferred Stock to be Delivered to Purchaser..................................... 11
                  4.1.22.      Disclosure....................................................................... 12
                  4.1.23.      No Undisclosed Liabilities....................................................... 12
                  4.1.24.      Receivables...................................................................... 12
                  4.1.25.      Business Plan.................................................................... 12
         Section 4.2.          Representations and Warranties of Purchaser...................................... 12
                  4.2.1.       Existence; Good Standing......................................................... 12
                  4.2.2.       Authorization, Validity and Effect of Agreements................................. 12
                  4.2.3.       No Violation..................................................................... 13
                  4.2.4.       No Brokers....................................................................... 13
                  4.2.5.       Investment Intent................................................................ 13

                                    ARTICLE 5

                                    COVENANTS

         Section 5.1.          Fees............................................................................. 14
         Section 5.2.          Expenses......................................................................... 14
         Section 5.3.          Conduct of Business.............................................................. 15
         Section 5.4.          Other Action..................................................................... 15
         Section 5.5.          Inspection of Records............................................................ 15
         Section 5.6.          Publicity........................................................................ 15
         Section 5.7.          Meeting of Stockholders.......................................................... 16
         Section 5.9.          Quarterly, Annual and Special Reports............................................ 16
         Section 5.10.         Use of Proceeds.................................................................. 16
         Section 5.11.         Continuation of Indemnification; Insurance....................................... 16
         Section 5.12.         Registration Rights.............................................................. 17
         Section 5.13.         No Transfer to a Competitor...................................................... 17

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
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
                                    ARTICLE 6

                                   CONDITIONS

         Section 6.1.          Conditions to Each Party's Obligation to Close................................... 17
         Section 6.2.          Conditions to Obligation of the Company to Close................................. 18
         Section 6.3.          Conditions to Obligation of Purchaser to Close................................... 18

                                    ARTICLE 7

                                   TERMINATION

         Section 7.1.          Termination by Mutual Consent.................................................... 20
         Section 7.2.          Termination by Either Purchaser or the Company................................... 20
         Section 7.3.          Termination by the Company....................................................... 20
         Section 7.4.          Termination by Purchaser......................................................... 20
         Section 7.5.          Effect of Termination............................................................ 20

                                    ARTICLE 8

                               DEFINITIONS AND CONSTRUCTION

         Section 8.1.          Definition of Certain Terms...................................................... 21
         Section 8.2.          Rules of Construction............................................................ 26

                                    ARTICLE 9

                               GENERAL PROVISIONS

         Section 9.1.          Survival of Representations and Warranties....................................... 26
         Section 9.2.          Severability..................................................................... 27
         Section 9.3.          Notices.......................................................................... 27
         Section 9.4.          Headings......................................................................... 28
         Section 9.5.          Entire Agreement................................................................. 28
         Section 9.6.          Counterparts..................................................................... 28
         Section 9.7.          Governing Law, Etc............................................................... 29
         Section 9.8.          Binding Effect................................................................... 29
         Section 9.9.          Assignment....................................................................... 29
         Section 9.10.         No Third Party Beneficiaries..................................................... 29
         Section 9.11.         Amendment; Waivers, Etc.......................................................... 29

                                  EXHIBIT LIST

Exhibit A - Form of Certificate of Designation for Series A
Exhibit B - Form of Certificate of Designation for Series B
Exhibit C - Form of Certificate of Designation for Series C
Exhibit D - Form of Registration Rights Agreement

                       PREFERRED STOCK PURCHASE AGREEMENT

         This PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of April 26, 1996, and is being entered into by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser"), and FRESH CHOICE, INC., a Delaware corporation (the "Company").

                                    RECITALS

         A. The Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, 1,187,906 the Company's Preferred Stock, par value $0.001 per share (the "Preferred Stock"), Series B Non-Voting Participating Convertible Preferred Stock (the "Series B Preferred Stock"), upon the terms and subject to the conditions hereinafter set forth. The Series B Preferred Stock is convertible, at the option of the holder thereof, into shares of Preferred Stock, Series A Voting Participating Convertible Preferred Stock (the "Series A Preferred Stock").

         B. The Company desires to grant Purchaser an option to purchase up to 593,953 shares of Preferred Stock, Series C Participating Non-Voting Convertible Preferred Stock (the "Series C Preferred Stock"), upon the terms and subject to the conditions hereof.

         C. Unless the context indicates otherwise, each capitalized term used herein is defined in Section .

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF SHARES

         SECTION 1.1. PURCHASE AND SALE OF SHARES. On the basis of the representations and warranties herein contained and subject to the terms and conditions hereof, the Company agrees to issue, sell and deliver to Purchaser, and Purchaser agrees to purchase from the Company, at the Closing, 1,187,906 shares of Series B Preferred Stock (the "Shares").

         SECTION 1.2. PURCHASE PRICE. In consideration of the issuance and sale by the Company of the Shares, and in full and complete payment therefor, on the Closing Date, Purchaser shall pay the Company an aggregate purchase price (the "Purchase Price") equal to the product of (i) $4.63 and (ii) 1,187,906, i.e., $5,500,004.78. The Purchase Price shall be paid to the Company in currently available funds by federal funds wire transfer on the Closing Date.

                                    ARTICLE 2

                                   THE CLOSING

         SECTION 2.1. THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, at 10:00 a.m., local time, on the later of (a) the Stockholder Meeting Date, or (b) the date which is three Business Days after the satisfaction or waiver of all conditions to the consummation of the transactions contemplated hereby, or at such other time, date or place as the Company and Purchaser may agree. The date on which the Closing occurs is referred to herein as the "Closing Date". At the Closing, the Company will issue and transfer to Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form. At the Closing, there shall also be delivered to Purchaser and the Company the other Transaction Documents, certificates and other instruments to be delivered under Article .

                                    ARTICLE 3

                                     OPTION

         SECTION 3.1. GRANT OF OPTION. The Company hereby grants to Purchaser an irrevocable option (the "Option") to purchase up to 593,953 shares (the "Option Shares") of Series C Preferred Stock, in the manner and at the purchase price set forth below.

         SECTION 3.2. EXERCISE OF OPTION. The Option may be exercised by Purchaser, in whole or in part, at any time or from time to time, after the Closing Date and prior to the third anniversary of the Closing Date. If Purchaser desires to exercise the Option, Purchaser shall send a written notice to the Company specifying the number of Option Shares it will purchase and a date (not earlier than seven nor later than 14 Business Days from the date such notice is given) for the closing of such purchase (the "Option Closing"). The Option Closing shall take place (a) at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, at 10:00 o'clock a.m. local time on the date specified in such notice or (b) at such other place and time as the Company and Purchaser may agree. At each Option Closing, the Company will issue and transfer to Purchaser good and valid title in and to the Option Shares being purchased, free and clear of all Liens, by delivering to Purchaser a certificate or certificates representing the Option Shares being purchased, in genuine and unaltered form, and certificates similar to those certificates that the Company is required to deliver to Purchaser under Section .

         SECTION 3.3. EXERCISE PRICE. In consideration of the issuance and sale by the Company of the Option Shares, and in full and complete payment therefor, at each Option Closing, Purchaser shall pay an aggregate price equal to the product of (i) $6.00 multiplied by (ii) the number of Option Shares being purchased.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Purchaser (the "Disclosure Letter"), the Company represents and warrants to Purchaser, as of the date of this Agreement, as follows:

         4.1.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of State of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of those jurisdictions specified in Section of the Disclosure Letter, which are the only jurisdictions in which the character of the properties owned, used or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial or other condition or prospects of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The Company represents and warrants that its principal line of business is the operation of casual upscale restaurants, operating under the name "Fresh Choice." The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section of the Disclosure Letter. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in those jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice that it is in violation of any order, writ, judgment, decree, injunction or similar pronouncement (each, an "Order"), of any court, governmental authority or arbitration board or tribunal, or any law, statute, ordinance, governmental rule or regulation (each, a "Law") to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject. The copies of the Company's Certificate of Incorporation and Bylaws previously delivered to Purchaser are true and correct and are the Certificate of Incorporation and the Bylaws as in effect on the date hereof.

         4.1.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights

Agreement (collectively, the "Transaction Documents"), and, subject to stockholder approval of an amendment to its certificate of incorporation, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to issue, sell and transfer the Shares and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance and consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company other than the necessary approval of its stockholders. Subject to stockholder approval, this Agreement has been duly and validly executed and delivered by the Company and constitutes, and the other Transaction Documents (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to creditors' rights generally or general principles of equity (whether considered in a proceeding in equity or at law) or by public policy applicable to securities laws.

         4.1.3. CAPITALIZATION. The authorized capital stock of the Company consists solely of 7,500,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 250,000 shares of preferred stock, par value $0.001 per share. As of February 29, 1996 there were 5,583,737 shares of Common Stock issued and outstanding. As of the date hereof, no shares of Preferred Stock were issued and outstanding. The Certificates of Designation for the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are attached hereto as Exhibits A, B and C, respectively. Except as specified on Section of the Disclosure Letter, since such date, no additional shares of capital stock of the Company have been issued. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matters. All such issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as contemplated by this Agreement or as disclosed in the Company Reports, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, phantom stock rights, or other rights, agreements or commitments (each, a "Warrant") which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding capital stock of the Company or any of its Subsidiaries, or otherwise entitle the holder thereof to receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of the Company, including any right to participate in the equity or income of the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

         4.1.4. SUBSIDIARIES. Section of the Disclosure Letter lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged.

Section of the Disclosure Letter also lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. The Company owns directly or indirectly each of the outstanding shares of capital stock of each of its Subsidiaries. Except as disclosed in Section of the Disclosure Letter, each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all Liens. There are no outstanding Warrants with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in Section of the Disclosure Letter. The Company has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate or articles of incorporation and bylaws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

         4.1.5. OTHER INTERESTS. Except for interests in the Company's Subsidiaries, neither the Company nor any Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities and corporate, partnership, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of the Company's business).

         4.1.6. NO VIOLATION. Neither the execution and delivery by the Company of this Agreement or of the other Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby in accordance with the terms hereof and thereof, will (i) conflict with or result in a breach or violation of any provisions of the certificate or articles of incorporation or bylaws of the Company or any Subsidiary (or other comparable corporate charter documents); (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the Second Amended and Restated 1988 Stock Option Plan and the 1992 Employee Stock Purchase Plan (collectively, the "Stock Plans"), or any grant or award made thereunder, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any property of the Company or its Subsidiaries under, or result in any additional rights under or in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract (whether written or oral), agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected; (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any third party or any domestic or foreign governmental or regulatory authority; or (v) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company or any Subsidiary or any of their respective assets and properties.

         4.1.7. BOOKS AND RECORDS. Except as set forth in Section of the Disclosure Letter, the minute books and other similar records of the Company and its Subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and its Subsidiaries.

         4.1.8. SEC DOCUMENTS. The Company has delivered to Purchaser each Company Report. As of their respective dates, the Company Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in the Company Reports (including the related notes and schedules) fairly represents the consolidated financial position of the Company and the its Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity and cash flow of the Company included in the Company Reports (including any related notes and schedules) fairly presents the results of operations, stockholders' equity or cash flow, as the case may be, of the Company and its Subsidiaries for the periods set forth therein. Except as and to the extent set forth on the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1995, including all notes thereto, or as set forth in the Company Reports, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date.

         4.1.9. LITIGATION. Except as disclosed in the Company Reports, there are no Actions pending against, relating to or affecting the Company or any of its Subsidiaries or any of their respective assets and properties or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality. There are no Orders outstanding against the Company or any Subsidiary. Except as set forth in Section of the Disclosure Letter, prior to the execution of this Agreement, the Company has delivered to Purchaser all responses of counsel for the Company and its Subsidiaries to auditors' requests for information delivered in connection with the Financial Statements and/or the interim financial statements contained in the Company Reports (together with any updates provided by such counsel) regarding such Actions pending or threatened against, relating to or affecting the Company or any Subsidiary.

         4.1.10. ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, there has been no event or condition of any character (whether actual, threatened or contemplated) that has had, or can reasonably be anticipated to have, individually or together with such other events or conditions, a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section of the Disclosure Letter (with paragraph references corresponding to those set forth below), neither the Company nor any Subsidiary has, since December 31, 1995:

                  (a) borrowed any funds or, except in the ordinary course of the Company's business consistent with past practices, (i) mortgaged or otherwise subjected to any Lien or other liability any of its assets or properties, (ii) sold, assigned or transferred any of its assets in excess of $250,000 in the aggregate, or (iii) incurred any liability, commitment, indebtedness or obligation (of any kind whatsoever, whether accrued or contingent, matured or unmatured) in an amount, individually or in the aggregate, in excess of $250,000;

                  (b) suffered any damage, destruction or loss, whether or not covered by insurance in an amount, individually or in the aggregate, in excess of $250,000, except for losses adequately reserved against on the date of this Agreement;

                  (c) received notice or had knowledge or reasonable grounds to believe that any labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

                  (d) received notice or had knowledge or reasonable grounds to believe that any of its franchisees or developers has terminated or intends to terminate its relationship with the Company or any Subsidiary;

                  (e) failed to operate its business in the ordinary course consistent with past practices, or failed to preserve its business organization intact or to preserve the goodwill of its developers, suppliers, customers and others with whom it has business relations;

                  (f) incurred any loss in an amount in excess of $250,000, except for losses adequately reserved against on the date of this Agreement, or waived any material right in connection with any aspect of its business, whether or not in the ordinary course of its business;

                  (g) cancelled any debt owed to it, or cancelled any of its claims, or paid any of its noncurrent obligations or liabilities;

                  (h) made any capital expenditure or capital addition or betterment in an amount in excess of $250,000 individually or $1,500,000 in the aggregate;

                  (i) entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it, or increased the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $100,000;

                  (j) declared, set aside, increased or paid any dividend, or declared or made any distribution on, or directly or indirectly combined, redeemed, reclassified, purchased or otherwise acquired, any shares of Common Stock;

                  (k) authorized, issued, sold or otherwise disposed of any shares of capital stock of or Warrant with respect to the Company or any Subsidiary, or modified or amended any right of any holder of any outstanding shares of capital stock or Warrant with respect to the Company or any Subsidiary;

                  (l) changed any accounting, financial reporting or tax practice or policy or any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or tax purposes, or any change in the fiscal year of the Company or any Subsidiary;

                  (m) engaged in any transaction with any officer, director or Affiliate of the Company or any Subsidiary (A) outside the ordinary course of business consistent with past practice of (B) other than on an arm's-length basis; or

                  (n) entered into any agreement, contract or commitment to do any of the foregoing after the date hereof.

         4.1.11. TAX RETURNS. The Company has accurately and timely filed all federal, state and other tax returns which are required to be filed and has timely paid all taxes covered by such returns which have become due and payable. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date hereof. The Company is not delinquent in taxes or assessments and has no tax deficiency proposed or assessed and no waiver of the statute of limitations and assessment or collections.

         4.1.12. EMPLOYEE BENEFIT PLANS. All material employee benefit plans, programs, policies, or arrangements (including, without limitation, each employee benefit plan within the meaning of Section 3(3) of ERISA) that are sponsored, maintained or contributed to or required to be contributed to by the Company for the benefit of any active, former, or retired employee of the Company or its Subsidiaries are listed in the Disclosure Letter (the "Company Plans"). Each Company Plan has been maintained and administered in all material respects with its terms and applicable law, including ERISA and the Code. Any Company Plan intended to be qualified under Section 401(a) of the Code has either obtained a favorable determination letter as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. No Company Plan is covered by Title IV of ERISA or Section 412 of the Code. To the Knowledge of the Company, neither the Company nor any officer or director of the Company has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. No suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Plan activities) has been brought or, to the Knowledge of the Company, is threatened against or with respect to any such Company Plan. All material contributions, reserves, or premium payments required to be made or accrued as of the date hereof to the Company Plans have been made or accrued.

         4.1.13. LABOR MATTERS. Section of the Disclosure Letter contains a list of names of each officer and employee of the Company or its Subsidiaries having an annual base salary or wages of at least $100,000 at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. No employee of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice, sex, age, race or other discrimination or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries relating to their business. To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries. To the best of the Company's Knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, those relating to wages, hours and collective bargaining.

         4.1.14. NO BROKERS. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company, any Subsidiary or Purchaser to pay any finder's fees, brokerage or agent's commission, or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         4.1.15.  AGREEMENTS.

                  (a) Neither the Company nor any of its Subsidiaries is a party to:

                           (i) any agreement, contract or commitment containing
                  any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person in any line of business permitted by its or their Certificate of Incorporation or by applicable law;

                           (ii) any written agreement, order or decree of or with any federal or state regulatory agency; or

                           (iii) any obligation of guaranty or indemnity, other
                  than obligations of Subsidiaries guaranteed by the Company and obligations of the Company guaranteed by Subsidiaries.

                  (b) The list of exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, contains a true and complete list of each of the material Contracts or other arrangements required to be filed therewith (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective assets and properties is bound.

                  (c) To the best of the Company's Knowledge, each of such Contracts is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section of the Disclosure Letter, neither the Company, any Subsidiary nor, to the Knowledge of the Company, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

                  (d) To the best of the Company's Knowledge, except as disclosed in Section of the Disclosure Letter, neither the Company nor any Subsidiary is a party to or bound by any Contract that has resulted in, or could reasonably be expected, individually or in the aggregate with any other such contracts, to result in a Company Material Adverse Effect.

         4.1.16. TITLE TO ASSETS. The Company has good and marketable title to its properties and assets, and has good title to all of its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances that do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business.

         4.1.17. INSURANCE. Except as set forth in Section of the Disclosure Letter, the Company and each of its Subsidiaries maintain in force insurance policies and bonds in such amounts and against such liabilities and hazards as are reasonable and customary for persons engaged in such business and operations and having such assets and properties. A true and complete list of all such insurance policies is contained in Section of the Disclosure Letter. Neither the Company nor any of its Subsidiaries is now liable, nor to the Knowledge of the Company, will it or any of them become liable, for any material retroactive premium adjustment not recorded on its books or otherwise provided for. All policies are valid and enforceable and in full force and effect, no premiums due thereunder have not been paid and neither the Company nor any of its Subsidiaries has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds or of any default thereunder. Within the last three years, neither the Company nor any of its Subsidiaries has been refused any basic insurance coverage sought or applied for, and the Company has no reason to believe that its existing insurance coverage cannot be renewed as and when same shall expire, upon terms and conditions standard in the market at the time renewal is sought. The insurance coverage provided by any of the policies set forth in Section of the Disclosure Letter will not terminate or lapse by reason of the transactions contemplated by this Agreement.

         4.1.18. ENVIRONMENTAL MATTERS. To the best Knowledge of the Company, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and, to the best Knowledge of the Company, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         4.1.19. INTELLECTUAL PROPERTY. The Company Reports disclose all of the Intellectual Property owned or used by or licensed to the Company or any Subsidiary (the "Company Intellectual Property"). Except as disclosed in the Company Reports, no licenses, sublicenses or other agreements in respect of such Company Intellectual Property have been granted or entered into by the Company or any Subsidiary. The Company and each of its Subsidiaries owns or has the legal right to use all Company Intellectual Property.

         4.1.20. LICENSES. To the best Knowledge of the Company, each of the Company and its Subsidiaries has all necessary Licenses required to lawfully conduct its respective business as presently conducted, including but not limited to all material Licenses, permits, certifications, and other regulatory authorizations required for each of the Company and its Subsidiaries to operate as they currently operate and in accordance with all applicable laws, rules, regulations, ordinances, or orders of any governmental authority, and, to the best Knowledge of the Company, (a) each such License is valid, binding and in full force and effect, (b) no such License is subject to revocation or forfeiture by virtue of any existing circumstance, (c) there is no pending or, to the Knowledge of the Company, threatened proceeding to modify in any material respect or revoke any material License, (d) no such License is subject to any outstanding order, decree, judgment, stipulation, or investigation known to the Company that would materially affect such License, and (e) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

         4.1.21. PREFERRED STOCK TO BE DELIVERED TO PURCHASER. The issuance and delivery by the Company to Purchaser of the Shares and the Option Shares have been duly and validly authorized by all necessary corporate action on the part of the Company except for actions to be taken and approved under Section . The Shares, and the Option Shares, if and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of all Liens.

         4.1.22. DISCLOSURE. None of the representations or warranties made by the Company in this Agreement, and no information in the Exhibits hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         4.1.23. NO UNDISCLOSED LIABILITIES. To the best Knowledge of the Company, except as reflected or reserved against in the balance sheet or in the notes thereto included in the Company Reports or as disclosed in Section of the Disclosure Letter or any other Section of the Disclosure Letter, there are no indebtedness of any kind or obligations or other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) against, relating to or affecting the Company or any Subsidiary or any of their respective assets and properties, other than such indebtedness and liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate do not have a Company Material Adverse Effect.

         4.1.24. RECEIVABLES. All receivables of the Company (including accounts receivable, loans receivable and advances) which are reflected in the balance sheet or the notes thereto included in the Company Reports, and all such receivables which shall have arisen since the date thereof and prior to the Closing Date (including those that will exist on the Closing Date), have arisen and shall have arisen only from bona fide transactions and represent bona fide claims for sales or other charges arising in the ordinary course of business and, to the best Knowledge of the Company, will be (or have been) fully collectible when due, or in the case of each account receivable within 90 days after the invoice date, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof.

         4.1.25. BUSINESS PLAN. The Company has previously presented and delivered to Purchaser the Company's Business Plan in the form most recently approved by the Board of Directors. The pro forma financial statements, projections and other estimates contained in the Business Plan are based upon factual assumptions that were reasonably made by the Company and were made in good faith at the time such projections and estimates were made, and such factual assumptions remain reasonable and good faith assumptions. There has been no material change in the business prospects of the Company or in any other fact or circumstance which would or could reasonably be expected to render any such projections or estimates, or the assumptions upon which they were based, unreasonable or not made in good faith in any material respect.

         SECTION 4.2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company, as of the date of this Agreement, as follows:

         4.2.1. EXISTENCE; GOOD STANDING. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         4.2.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction

Documents. The consummation by Purchaser of the transactions contemplated hereby and thereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and the other Transaction Documents (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to creditors' rights generally or general principles of equity (whether considered in a proceeding in equity or at law) or by public policy applicable to securities laws.

         4.2.3. NO VIOLATION. Neither the execution and delivery by Purchaser of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of Purchaser; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Purchaser is a party, or by which Purchaser or any of its properties is bound or affected, (iii) require any material consent, approval or authorization of, or declaration, filing or registration with, any third party or any domestic or foreign governmental or regulatory authority, or (iv) violate any statute, rule, regulation, order or decree of any public body or authority by which Purchaser or any of its assets or properties is bound, except for any of the foregoing matters in clauses (i),
(ii), (iii) or (iv) above which, either individually or in the aggregate, would not prevent Purchaser from performing its obligations under this Agreement or consummating the transactions contemplated hereby and thereby.

         4.2.4. NO BROKERS. Neither Purchaser nor its Affiliates have entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Purchaser, any Affiliate of Purchaser or the Company to pay any finder's fees, brokerage or agent's commission or like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Purchaser is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         4.2.5.   INVESTMENT INTENT.

                  (a) Purchaser is acquiring the Shares, the Option and the Option Shares, if any, solely for the purpose of investment for its own account and not with a view to or for sale in connection with any distribution thereof within the meaning of Section 2(11) of the Securities Act. Purchaser acknowledges that the Shares (and the Option Shares, if any) are being issued to Purchaser in reliance upon one or more exemptions from registration contained in the Securities Act and applicable state securities laws. The reliance by the Company upon such exemptions is based in part upon the representations set forth in this Section .

                  (b) Purchaser understands that the Shares and the Option Shares have not been registered under the Securities Act, and that it has no right, except as provided in the Registration Rights Agreement, to cause the Shares and the Option Shares to be so registered.

                  (c) Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision.

                  (d) Purchaser is an Accredited Investor.

                  (e) Purchaser acknowledges and agrees that the certificates representing the Shares issued to Purchaser or any subsequent holder thereof who acquires the Shares (and the Option Shares, if any) in a transaction exempt from registration under the Securities Act may be imprinted with an appropriate restrictive legend concerning registration.

                  (f) Purchaser acknowledges and agrees that the Company's stock records may be marked to indicate the provisions of this Section and the Company may direct any transfer agent to enter a stop transfer order in its records with respect to the Shares in accordance with this Section .

                                    ARTICLE 5

                                    COVENANTS

         SECTION 5.1. FEES. At the Closing, the Company shall pay Purchaser, in addition to any reimbursements for expenses under Section , a financing fee of $75,000. For so long as the Purchaser shall own the Requisite Shares (as defined in the Series A Certificate of Designation), and for such time or times as a Series A Designee (as defined in Section ) shall not be serving as a member of the Board of Directors, the Company shall pay Purchaser an annual fee of $50,000, payable quarterly in arrears, plus shall reimburse Purchaser for all reasonably incurred out-of-pocket expenses (including legal fees) incurred in monitoring the investment in the Preferred Stock.

         SECTION 5.2. EXPENSES. Whether or not the Closing occurs, all costs and expenses of the Company and Purchaser incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company directly or paid by the Company to Purchaser to reimburse Purchaser for any such expenses; provided, however, that the Company shall not be obligated to pay on behalf of or reimburse Purchaser for its out-of-pocket costs in excess of $75,000. The Company shall reimburse Purchaser for its costs and expenses at the earlier of (i) the Termination of this Agreement or (ii) the Closing.

         SECTION 5.3. CONDUCT OF BUSINESS. Prior to the Closing, except as contemplated by any other provision of this Agreement, unless Purchaser has consented in writing thereto, the Company:

                  (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) shall not permit any change in the financial condition, business, operations or prospects of the Company and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Company Material Adverse Effect; or

                  (c) shall not do, or enter into any agreement to do, any of those acts set forth in clauses (i) through (x) of Section 6 of the Certificates of Designation.

         SECTION 5.4. OTHER ACTION. Subject to the terms and conditions herein provided, the Company and Purchaser shall (a) use all reasonable efforts to cooperate with one another in (i) determining whether any filings are required to be made prior to the Closing with, and whether any consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making any such filings and timely seeking any such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing, any further action is necessary or desirable to carry out the purpose of or to consummate the transactions contemplated by this Agreement, the Purchaser and the Company shall use all reasonable efforts to cooperate with one another in taking all such necessary action.

         SECTION 5.5. INSPECTION OF RECORDS. From the date hereof through the Closing, the Company shall allow, upon reasonable notice, all designated officers, attorneys, accountants and other representatives of Purchaser access at all reasonable times during normal business hours to the records and files, correspondence, audits, properties and personnel, as well as to all information relating to commitments, contracts, titles, franchise compliance and financial position, or otherwise pertaining to the business and affairs, of the Company and its Subsidiaries.

         SECTION 5.6. PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter the Company and Purchaser shall, subject to their respective legal obligations (including, without limitation, requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

         SECTION 5.7. MEETING OF STOCKHOLDERS. The Company will take all necessary action in accordance with applicable law, the requirements of The Nasdaq Stock Market, and the Company's certificate of incorporation and bylaws to commence a meeting of its stockholders to consider and vote upon any and all actions which the stockholders must take in order for this Agreement and the transactions contemplated hereby to be consummated, including, without limitation, amending the Company's certificate of incorporation to increase the number of authorized shares of Common Stock and Preferred Stock and to authorize the issuance of the Shares and Option Shares. The Board of Directors of the Company shall recommend such approval, and the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing of a proxy statement.

         SECTION 5.8. FILING OF CERTIFICATES OF DESIGNATION. Subject to the approval of the stockholders of the Company of the amendments to the Company's certificate of incorporation to increase the authorized number of shares of Common Stock and Preferred Stock, the Company shall file the Certificates of Designation with the Secretary of State of the State of Delaware.

         SECTION 5.9. QUARTERLY, ANNUAL AND SPECIAL REPORTS. The Company will furnish to Purchaser copies of all Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K, Proxy Statements and any other registration statement, report, proxy statement or information statement filed with the Commission within three (3) days of the date any such registration statement, report, proxy statement or information statement is filed with the Commission.

         SECTION 5.10. USE OF PROCEEDS. The Company will apply the proceeds from the sale of Shares as provided in the business plan of the Company, a copy of which has been delivered to Purchaser. The Company shall not use such proceeds for any other purposes.

         SECTION 5.11.     CONTINUATION OF INDEMNIFICATION; INSURANCE.

                  (a) From and after the Closing, the Company shall indemnify, defend and hold harmless each person who has been elected by the holders of the Series A Preferred Stock, or appointed, pursuant to the provisions of the Series A Certificate of Designation and who is serving in the capacity of a director of the Company (a "Series A Designee") from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees) based upon or arising from his acts or omissions as a director of the Company to the fullest extent permitted under the laws of the State of Delaware.

                  (b) From and after the Closing, the Company shall not amend, alter or repeal its certificate of incorporation or bylaws, except as required by law, if the effect of such amendment, alteration or repeal would be to increase the potential liability of a director of the Company to the Company or to its stockholders for monetary damages for breach of fiduciary duty, or to lessen or otherwise adversely affect the indemnification rights of directors, officers, employees or agents of the Company as provided in such certificate of incorporation or bylaws as in effect on the date of this Agreement.

                  (c) The Company shall cause to be maintained, at its sole cost, at all times following the Closing, directors and officers liability insurance in an amount equal to or greater than $5,000,000 covering any Series A Designee serving in the capacity of a director of the Company.

                  (d) This Section is intended to benefit each Series A Designee serving in the capacity of a director of the Company, each of whom shall be entitled to enforce the provisions hereof as if they were a party hereto. The Company shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Series A Designee serving in the capacity of a director of the Company in enforcing the provisions of this Section .

                  (e) For purposes of this Section , "Series A Designee" shall include any person that the holders of the Series A Preferred Stock are entitled to nominate or elect to the Board of Directors as a result of an "Event of Non-Compliance" as defined in the Series A Certificate of Designation.

         SECTION 5.12. REGISTRATION RIGHTS. At the Closing, the Company and Purchaser will enter into a Registration Rights Agreement in substantially the form of Exhibit A (the "Registration Rights Agreement").

         SECTION 5.13. NO TRANSFER TO A COMPETITOR. The Purchaser will not transfer the Shares, or, if converted into Series A Preferred Stock, the shares of the Series A Preferred Stock, to any competitor of the Company without the express written consent of the Company. The foregoing shall not apply to any business combination approved by the Board of Directors or to sales made on the open market by Purchaser.

                                    ARTICLE 6

                                   CONDITIONS

         SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The respective obligation of each party to close the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) Neither of the parties hereto shall be subject to any Order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated hereby or thereby to Purchaser. In the event any such

         Order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such Order or injunction lifted. There shall not be pending or threatened on the Closing Date any Action which could reasonably be expected to result in the issuance of any such Order or injunction.

                  (b) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents shall have been obtained or made, except for any other documents required to be filed after the Closing Date, which are set forth in the Disclosure Letter.

         SECTION 6.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO CLOSE. The obligation of the Company to close the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (which may be waived in whole or in part by the Company in its sole discretion):

                  (a) The Company shall have received all necessary stockholder approvals.

                  (b) The Company shall have received a certificate, dated the Closing Date, of the Secretary of Purchaser, certifying as to the incumbency of the officers of Purchaser executing this Agreement, the validity and effect of the resolutions of the directors and stockholders of Purchaser authorizing and approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and such other matters as Purchaser or its counsel may reasonably request.

                  (c) Purchaser shall have performed its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Purchaser contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date in all material respects, and the Company shall have received a certificate of the President or a Vice President of Purchaser, dated the Closing Date, certifying to such effect.

         SECTION 6.3. CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE. The obligations of Purchaser to close the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  (a) The Purchaser shall have received the Business Plan of the Company and the Strategic Plan of the Company, in each case as will be in effect on and as of the Closing Date, and each shall be satisfactory to Purchaser in all respects.

                  (b) The Company shall have received all necessary stockholder approvals.

                  (c) The Company shall have filed the Certificates of Designation with the Secretary of the State of Delaware.

                  (d) The Company shall have performed and complied with each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and Purchaser shall have received a certificate, dated the Closing Date, of the President or a Vice President of the Company, certifying to such effect.

                  (e) From the date of this Agreement through the Closing, there shall not have occurred any change in the financial condition, business, operations or prospects of the Company and its Subsidiaries, taken as whole, that would have or would be reasonably likely to have a Company Material Adverse Effect.

                  (f) Purchaser shall have received a certificate, dated the Closing Date, of the Secretary of the Company, certifying as to the incumbency of the officers of the Company executing this Agreement, the validity and effect of the resolutions of the directors and stockholders of the Company authorizing and approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, the validity and effect of the Certificate of Incorporation and Bylaws of the Company, and such other matters as Purchaser or its counsel may reasonably request.

                  (g) The Company shall have delivered to Purchaser a certificate, dated the day prior to the Closing Date, from the Secretary of State of the State of Delaware, certifying that the Company is duly incorporated under the laws of the State of Delaware and is in good standing and has a legal corporate existence at such date.

                  (h) The Company shall have executed and delivered to Purchaser the Registration Rights Agreement.

                  (i) Purchaser shall have received such other documents, instruments or certificates incident to the transactions contemplated by this Agreement or by the other Transaction Documents as it or its counsel may reasonably request.

                                    ARTICLE 7

                                   TERMINATION

         SECTION 7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing by the mutual consent of Purchaser and the Company.

         SECTION 7.2. TERMINATION BY EITHER PURCHASER OR THE COMPANY. This Agreement may be terminated by action of the Board of Directors of either Purchaser or the Company if (a) the Closing shall not have occurred by August 31, 1996, or (b) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an Order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order, decree, ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used all reasonable efforts to remove such Order, injunction or decree; and further provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

         SECTION 7.3. TERMINATION BY THE COMPANY. This Agreement may be terminated at any time prior to the Closing by action of the Board of Directors of the Company if (a) any condition in Section has not been satisfied as of the Closing Date, or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply fully with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Purchaser, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Purchaser.

         SECTION 7.4. TERMINATION BY PURCHASER. This Agreement may be terminated at any time prior to the Closing by action of the Board of Directors of Purchaser if (a) any condition in Section has not been satisfied as of the Closing Date, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply fully with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Purchaser to the Company.

         SECTION 7.5. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article , all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section and Section and except for the provisions of Articles and , which will remain in effect. Moreover, in the event of termination of this Agreement pursuant to Sections or , nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                                    ARTICLE 8

                          DEFINITIONS AND CONSTRUCTION

         SECTION 8.1. DEFINITION OF CERTAIN TERMS. Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section , whenever used in this Agreement (including in the Schedules), shall have the respective meanings assigned to them in this Section for all purposes of this Agreement, and include the plural as well as the singular.

                  ACCREDITED INVESTOR: as defined in Regulation D promulgated under the Securities Act.

                  ACTION: any claim, action, suit, proceeding, arbitration or investigation that would have a Company Material Adverse Effect.

                  AFFILIATE: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                  AGREEMENT: this instrument as originally executed, including the Schedules hereto, or as it may be from time to time supplemented or amended by one or more supplements or amendments hereto entered pursuant to the applicable provisions hereof.

                  APPLICABLE LAW: all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

                  BUSINESS: the business of the Company described in the Company's Annual Report of From 10-K filed with the Commission for the fiscal year ended December 31, 1995.

                 BUSINESS DAY: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

                 CERTIFICATES OF DESIGNATION: collectively, the Series A Certificate of Designation, the Series B Certificate of Designation and the Series C Certificate of Designation.

                 CLOSING: as defined in Section 2.1.

                 CLOSING DATE: as defined in Section 2.1.

                 CODE: the Internal Revenue Code of 1986, as amended.

                 COMMON STOCK: as defined in Section 4.1.3.

                 COMMISSION: Securities and Exchange Commission of the United States of America and any successor commission, service, agency or bureau.

                 COMPANY: as defined in the first paragraph of this Agreement.

                 COMPANY INTELLECTUAL PROPERTY: as defined in Section 4.1.19.

                 COMPANY MATERIAL ADVERSE EFFECT: as defined in Section 4.1.1.

                 COMPANY PLANS: as defined in Section 4.1.12.

                 COMPANY REPORT: each registration statement, report, proxy statement or information statement prepared by the Company since December 31, 1995, including without limitation the Company's Annual Report on Form 10-K for the year ended December 31, 1995, each in the form (including exhibits and any amendments thereto) filed with the Commission.

                 CONSENT: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

                 CONTRACT: any agreement, license, lease, evidence of indebtedness, mortgage, indenture or other contract (whether written or oral).

                 DISCLOSURE LETTER: as defined in Section 4.1.

                 DOLLARS OR $: lawful money of the United States.

                 ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                 GAAP: generally accepted accounting principles as in effect in the United States.

                 GOVERNMENT APPROVAL: any Consent of, with or to any Governmental Authority.

                 GOVERNMENTAL AUTHORITY: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                 INTELLECTUAL PROPERTY: any and all United States and foreign:
         (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

                 IRS: the Internal Revenue Service of the United States of America and any successor commission, service, agency or bureau.

                 KNOWLEDGE: An individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

                 LAW: as defined in Section 4.1.1.

                 LICENSE: any permit, license and other authorization, approval, registration and similar consent.

                 LIEN: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

                 OPTION: as defined in Section 3.1.

                 OPTION CLOSING: as defined in Section 3.2.

                 OPTION SHARES: as defined in Section 3.1.

                 ORDER: as defined in Section 4.1.1.

                 PERSON: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

                 PREFERRED STOCK: as defined in the Recitals.

                 PURCHASE PRICE: as defined in Section 1.2.

                 PURCHASER: as defined in the first paragraph of this Agreement.

                 REGISTRATION RIGHTS AGREEMENT: as defined in Section 5.12.

                 REMEDIAL ACTION: all actions required to (i) clean up, remove, treat or in any other way remediate any Hazardous Substances; (ii) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations and care related to any such Hazardous Substances.

                 RESTRUCTURING PLAN: the restructuring plan announced by the Company in December 1995 to return the Company to profitability.

                 SECURITIES ACT: the Securities Act of 1933, as amended.

                 SERIES A PREFERRED STOCK: as defined in the Recitals hereto.

                 SERIES B PREFERRED STOCK: as defined in the Recitals hereto.

                 SERIES C PREFERRED STOCK: as defined in the Recitals hereto.

                 SERIES A CERTIFICATE OF DESIGNATION: the Certificate of Designation of the Series A Preferred Stock, to be filed with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A.

                 SERIES B CERTIFICATE OF DESIGNATION: the Certificate of Designation of the Series B Preferred Stock, to be filed with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit B.

                 SERIES C CERTIFICATE OF DESIGNATION: the Certificate of Designation of the Series C Preferred Stock, to be filed with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit C.

                 SHARES: as defined in Section 1.1.

                 STOCKHOLDER MEETING DATE: the date on which the Company shall hold the meeting of stockholders contemplated by Section 5.7.

                 STOCK PLANS: as defined in Section 4.1.6.

                 SUBSIDIARIES: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

                 TAX: any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

                 TAX RETURN: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                 TRANSACTION DOCUMENTS: as defined in Section 4.1.2.

                 WARRANT: as defined in Section 4.1.3.

         SECTION 8.2.     RULES OF CONSTRUCTION.

                 (a) "This Agreement" means this instrument as originally executed, including the Exhibits hereto, or as it may be from time to time supplemented or amended by one or more supplements or amendments hereto entered pursuant to the applicable provisions hereof;

                 (b) "includes" and "including" are not limiting, and, in each case, shall be construed as if followed by the words "without limitation," "but not limited to" or words of similar import;

                 (c)      "may not" is prohibitive, and not permissive;

                 (d)      "shall" is mandatory, and not permissive;

                 (e)      "or" is not exclusive [i.e., if a party "may do (a),
         (b) or (c)," then the party may do all of, any one of, or any combination of, (a), (b) or (c)] unless the context expressly provides otherwise;

                 (f) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed;

                 (g) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                 (h) all terms used herein which are defined in the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder have the meanings assigned to them therein unless otherwise defined herein; and

                 (i) all accounting terms not otherwise defined herein have the meaning assigned to them in accordance with GAAP.


                                   ARTICLE 9

                               GENERAL PROVISIONS

         SECTION 9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall survive the execution and delivery of this

Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

                 (a) except as set forth in clauses (b) and (c) below, the representations and warranties contained in Section 4.1 and Section
         4.2 shall survive for a period of two years following the Closing Date and the date of each Option Closing;

                 (b) the representations and warranties contained in Sections 4.1.1, 4.1.2, 4.1.6, 4.2.1 and 4.2.2 shall survive without limitation; and

                 (c) the representations and warranties of the Company contained in Section 4.1.11 shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including without limitation by reason of waiver of such statute of limitations.

         SECTION 9.2. SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         SECTION 9.3. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram:

                 (a)      if to Purchaser, to:
                          Crescent Real Estate Equities Limited Partnership 777 Main Street, Suite 2100
                          Fort Worth, TX 76102
                          Attention: Gerald W. Haddock, President and Chief
                              Operating Officer
                          Fax No. (817) 878-0429

                          with copies to:

                          David M. Dean, Esq.
                          Senior Vice President, Law
                          Crescent Real Estate Equities, Ltd.
                          777 Main Street, Suite 2100
                          Fort Worth, TX 76102
                          Fax No. (817) 878-0429

                          Bruce A. Cheatham, Esq.
                          Winstead Sechrest & Minick P.C.
                          1201 Elm Street, Suite 5400
                          Dallas, Texas 75270
                          Fax No. (214) 745-5390

                 (b)      if to the Company, to:

                          Fresh Choice, Inc.
                          2901 Tasman Drive, Suite 109
                          Santa Clara, CA 95054
                          Fax No. (408) 986-8427
                          Attention: Charles A. Lynch, Chairman

                          with a copy to:

                          Robert J. Brigham, Esq.
                          Cooley Godward Castro Huddleson & Tatum
                          Five Palo Alto Square
                          3000 El Camino Real
                          Palo Alto, CA 94306-2155
                          Fax No. (415) 857-0663

or, in each case, at such other address as may be specified in writing to the other parties hereto.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

         SECTION 9.4. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 9.5. ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) and the other Transaction Documents (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         SECTION 9.6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         SECTION 9.7. GOVERNING LAW, ETC. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof. Purchaser and the Company hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. Purchaser and the Company hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.7, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         SECTION 9.8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         SECTION 9.9. ASSIGNMENT. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, provided that Purchaser may assign this Agreement to (i) any Subsidiary of Purchaser, (ii) Purchaser may assign this Agreement to any lender to Purchaser or any Subsidiary or Affiliate thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof, provided, further, that no assignment to any such lender shall in any way affect Purchaser's obligations or liabilities under this Agreement; and (iii) Purchaser may assign the Option, in whole or in part.

         SECTION 9.10. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

         SECTION 9.11. AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company shall not be affected or deemed waived by reason of any investigation made by or on behalf of Purchaser (including but not limited to by any of their respective advisors, consultants or representatives) or by reason of the fact that Purchaser or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate. The representations and warranties of Purchaser shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Company (including but not limited to by any of their respective advisors, consultants or representatives) or by reason of the fact that the Company or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.




                     [This space left blank intentionally.]



                        [Signatures on following page.]

                       PREFERRED STOCK PURCHASE AGREEMENT
                                 Signature Page


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        CRESCENT REAL ESTATE EQUITIES LIMITED
                                           PARTNERSHIP

                                        By: CRESCENT REAL ESTATE EQUITIES, LTD.
                                           General Partner


                                        By: /s/ DAVID M. DEAN
                                           _____________________________________
                                           David M. Dean
                                           Senior Vice President, Law and
                                             Secretary


                                        FRESH CHOICE, INC.


                                        By: /s/ CHARLES A. LYNCH
                                           _____________________________________
                                           Charles A. Lynch
                                           Chairman

                                                                       EXHIBIT A





                           CERTIFICATE OF DESIGNATION
                                       OF
            SERIES A VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK
                                       OF
                               FRESH CHOICE, INC.

         Fresh Choice, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its Certificate of Incorporation as amended and in accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $0.001 per share, designated as Series A Voting Participating Convertible Preferred Stock, which resolution reads as follows:

         "BE IT RESOLVED, that the Board of Directors (the "Board of Directors") of Fresh Choice, Inc., a Delaware corporation (the "Corporation"), hereby authorizes the issuance of a series of Preferred Stock and fixes its designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

         SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series A Voting Participating Convertible Preferred Stock" (hereinafter called "Series A"). Each share of Series A shall be identical in all respects with all other shares of Series A except as to the dates from and after which dividends thereon shall be cumulative.

         SECTION 2. NUMBER OF SHARES. The number of shares in Series A shall initially be 1,187,906, which number may from time to time be increased or decreased (but not below the total number thereof then outstanding and reserved for issuance) by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 3. DIVIDENDS. So long as any share of Series A remains outstanding, the holders of shares of Series A shall be entitled to participate, on an "as converted" basis, in and to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, any and all cash dividends and other distributions paid or made with respect to any junior stock. So long as any share of Series A remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, unless, contemporaneously therewith, a dividend or other distribution on the shares of the Series A then outstanding shall have been declared and set apart for payment as hereinafter provided. All dividends and other distributions paid or made by the Corporation at any time as any share of the Series A remains outstanding shall be paid or distributed among the holders of the Common Stock and the Series A in proportion to the shares of Common Stock then held by

                                                                       EXHIBIT A




the holders of the Common Stock and the shares of Common Stock which the holders of the Series A then have the right to acquire upon conversion of the shares of Series A then held by them.

         In addition to the foregoing, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation") following the occurrence of an Event of Non-Compliance, and continuing through and including the date on which any such Liquidation occurs, the holders of the Series A shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, cumulative preferential cash dividends at the annual rate of $0.56 per share, and no more, calculated from the first date of the occurrence of an Event of Non-Compliance, and payable pursuant to Section 4 hereof. So long as any share of Series A remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless all accrued dividends on all outstanding shares of Series A shall have been paid. For the sole purpose of this paragraph, any merger, consolidation or sale of substantially all the assets of the Corporation shall be deemed to be a Liquidation for the purposes of such rights to cumulative preferential dividends, and shall be paid prior to the consummation of any such transaction.

         SECTION 4. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, after payment in full of all amounts, if any, owing to the holders of the Corporation's Series B Non-Voting Participating Convertible Preferred Stock (hereinafter called "Series B") and Series C Non-Voting Participating Convertible Preferred Stock (hereinafter called "Series C"), but before any distribution or payment shall be made to the holders of any junior stock, the holders of shares of Series A shall be entitled to be paid in full an amount equal to $4.63 per share, together with all accrued dividends to such distribution or payment date whether or not earned or declared. After payment in full of all amounts owing to the holders of shares of Series A as herein provided, the remaining assets of the Corporation, if any, may be distributed by the Corporation as provided in Section 281 of the General Corporation Law of the State of Delaware or other controlling provision of applicable law, and the holders of shares of Series A shall have no right to participate in any such distributions.

         SECTION 5. CONVERSION RIGHTS. The holders of shares of Series A shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series A shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by

                                                                       EXHIBIT A




         dividing $4.63 by the Current Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A (the "Stated Conversion Price") shall initially be $4.63 per share of Common Stock. The Stated Conversion Price shall be adjusted from and after the date of filing this Certificate (the "Original Filing Date") as hereinafter provided. The Stated Conversion Price at any time in effect or, in the case of any such adjustment, such Stated Conversion Price as most recently so adjusted, is herein called the "Current Conversion Price."

                  (b) MANDATORY CONVERSION. At the option of the Corporation, each share of Series A shall be converted into shares of Common Stock at the Current Conversion Price then in effect at any time after both the following conditions shall have been satisfied: (i) either (A) the average Closing Prices (as hereinafter defined) for the Common Stock during any 120-day consecutive Trading Day (as hereinafter defined) period beginning on the first anniversary following the filing of this Certificate shall equal or exceed $15.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), or (B) the Corporation shall have consummated the sale of originally issued shares of Common Stock equal to or greater than 25% of the total number of shares outstanding immediately preceding the date of such original issuance (calculated on a fully diluted basis) at a price per share (prior to underwriters' discounts and expenses) of Common Stock equal to or greater than $15.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) pursuant to a firm commitment, underwritten public offering registered pursuant to the provisions of the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation; and (ii) the shares of the Common Stock issuable upon conversion of the Series A shall have been registered for resale in the open market without restriction by any holder of the Series A who receives Common Stock pursuant to this mandatory conversion provision pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and the Corporation shall have agreed to keep such registration effective until the holder of the Series A receiving Common Stock pursuant to this mandatory conversion provision shall be free to resell such Common Stock in the open market without restrictions. The Corporation may exercise its option by delivering to the holders of the Series A and the transfer agent for the Series A a certificate from the Corporation's independent certified public accountants certifying compliance with both of the conditions set forth above. As used herein, the term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading

                                                                       EXHIBIT A




         on such exchange, on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on The Nasdaq Stock Market, or if the Common Stock is not listed or admitted to trade thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or market, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of that National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange or market on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, The City of New York, are not authorized or obligated by law or executive order to close.

                  (c) MECHANICS OF CONVERSION. Before any holder of Series A shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) ADJUSTMENTS TO CURRENT CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Original Filing Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares

                                                                       EXHIBIT A



         of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Current Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (e) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If at any time after the Original Filing Date the Common Stock issuable upon conversion of the Series A shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the Current Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A immediately before that change.

                  (f) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Filing Date there is a capital reorganization or reclassification of the capital stock of the Corporation (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5) or a merger, consolidation or sale of all or substantially all of the assets of the Corporation, as a part of and as a condition to such capital reorganization or reclassification, merger, consolidation or sale of assets provision shall be made so that the holders of the Series A shall thereafter be entitled to receive upon conversion of the Series A the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A would have been entitled on such capital reorganization or reclassification, merger, consolidation or sale of assets, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this
         Section 5 with respect to the rights of the holders of Series A after the capital reorganization, merger, consolidation or sale of assets to the end that the provisions of this Section 5 (including adjustment of the Current Conversion Price then in effect and the number of shares issuable upon conversion of the Series A) shall be applicable after that event and be as nearly equivalent as practicable.

                                                                       EXHIBIT A

                  (g) NO IMPAIRMENT. From and after the Original Filing Date, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5, and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A against impairment.

                  (h) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Current Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A and Series B Non-Voting Participating Convertible Preferred Stock (hereinafter called "Series B") a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A or Series B, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A.

                  (i) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time after the Original Filing Date: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;
         (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other, rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A and Series B:

                           (i) at least twenty (20) days' prior written notice
                  of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                                                                       EXHIBIT A



                           (ii) in the case of the matters referred to in (iii)
                  and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  (j) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

                  (l) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                  (m) NOTICES. Any notice required by the provisions of this
         Section 5 to be given to the holders of shares of Series A and Series B shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                                                                       EXHIBIT A

                  (n) MEANING OF "COMMON STOCK". For the purpose of this Section 5, the term "Common Stock" shall include any stock of any class or series of the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which is not subject to redemption by the Corporation. However, shares issuable upon conversion of shares of Series A shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of Series A or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

                  (o) POSTPONEMENT OF ADJUSTMENTS; CALCULATIONS. Any adjustment in the conversion price otherwise required by this Section 5 to be made may be postponed if such adjustment (plus any other adjustments postponed pursuant to this paragraph and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations hereunder shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (p) TAX ADJUSTMENTS. The Board of Directors may make such adjustments in the conversion price, in addition to those required by this Section 5, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 5, and its action in so doing shall be final and conclusive.

                  (q) ADJUSTMENTS APPLICABLE TO NEW SECURITIES. In the event that any time, as a result of an adjustment made pursuant to the provisions hereof, the holder of any shares of Series A thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series A shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 5 with respect to the Common Stock shall apply on like terms to any such other shares.

                                                                       EXHIBIT A



                  (r) ACCOUNTANTS' CERTIFICATE. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 5.

         SECTION 6. VOTING RIGHTS. The holders of shares of Series A shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

         The holders of Series A shall be entitled to vote, voting together with the holders of Common Stock as a single class, on all matters submitted to a vote of, or approval by, the Corporation's stockholders. Each holder of Series A shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A held by such holder are, at the time of any vote or approval, then convertible (in each case, rounded up to the next whole share).

         At any time when the Requisite Shares shall be outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the consent of the holders of at least a majority of the shares of Series A at the time outstanding, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for authorizing, effecting or validating any of the following actions; provided, however, if there are members of the Corporation's Board of Directors who have been elected to hold such office by the holders of the Series A, or appointed to hold such office, pursuant to, or in accordance with, the provisions hereof, then the approval of the holders of the Series A shall be necessary only for authorizing, effecting or validating any of the following actions which have not been approved by each of such members:

                           (i) Any amendment, alteration or repeal of any of the
                  provisions of the Certificate of Incorporation, or of the Bylaws, of the Corporation affecting in any manner whatsoever meetings of stockholders, special meetings, meeting notices, quorums, size of board, vacancies on the board, or provisions relating to the amendment of the Certificate of Incorporation or Bylaws;

                           (ii) The authorization or creation of, or the
                  increase in the authorized number of, any shares of any class or series or any security convertible into shares of any class or series ranking prior or senior to, or pari passu or on a parity with, the shares of Series A in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends or otherwise, or any increase or decrease (but not below the number of shares thereof then outstanding) in the authorized number of shares of Series A;

                                                                       EXHIBIT A

                           (iii) The merger or consolidation of the Corporation
                  with or into any other corporation or other entity, or the sale of all or substantially all of the assets of the Corporation, or any other business combination (as such term is defined in Section 203 of the Delaware General Corporation Law;

                           (iv) Any increase in the number of Directors
                  constituting the whole Board of Directors of the Corporation to more than seven;

                           (v) Any "fundamental change" transaction, including,
                  without limitation, any transaction or other event pursuant to which the Corporation would change its principal business activity or add additional business activities or other lines of business;

                           (vi) Material deviations from annual operating or
                  capital budgets;

                           (vii) Material changes in the operating strategy of
                  the Corporation;

                           (viii) Any acquisition or repurchase of any security
                  of the Corporation except as permitted or required by any employee benefit plan of the Corporation duly authorized and approved by the Corporation's stockholders prior to its implementation by the Corporation;

                           (ix) Any incurrence of, or the entering into any
                  contract or agreement to alter or amend the instruments governing, any indebtedness for borrowed money or capital leases (including liens and leases) in an aggregate amount greater than $5,000,000; or

                           (x) The creation of or investment in any subsidiary
                  of the Corporation.

         So long as the Requisite Shares of Series A are outstanding, if and whenever an Event of Non-Compliance shall occur, and for so long as any Event of Non-Compliance shall be continuing, the number of Directors then constituting the whole Board of Directors shall be automatically increased to create such number of vacancies as are necessary so that such vacancies constitute a majority of the whole Board of Directors, and the holders of shares of Series A at the time outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose,voting separately as a class, shall be entitled to elect the additional directors necessary to fill such newly created vacancies. Whenever all Events of Non-Compliance shall have been cured or waived, then the right of the holders of the shares of Series A to elect such additional directors shall cease (but subject always to the same provisions for the vesting of such voting

                                                                       EXHIBIT A



rights in the case of any similar future occurrences), and the terms of office of all persons elected as Directors by the holders of the shares of Series A shall forthwith terminate and the number of Directors constituting the whole Board of Directors shall be reduced accordingly.

         At any time after any additional voting power shall have been so vested in the holders of shares of Series A, the Secretary of the Corporation may, and upon the written request of any holder of shares of Series A (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the shares of Series A for the election of the Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series A may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the Directors elected by the holders of the shares of Series A, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Directors elected by the holders of the shares of Series A or the successor of such remaining Directors. Any Directors who shall have been elected by the holders of Series A or by any Directors so elected may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of the Series A, voting separately as a single class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of Series A represented at such meeting or pursuant to such written consent. If the holders of shares of Series A become entitled under the foregoing provisions to elect or participate in the election of Directors, such entitlement shall not affect the right of such holders to vote as stated in the first paragraph of this Section 6.

         SECTION 7. COVENANTS; "EVENT OF NON-COMPLIANCE" DEFINED. For so long as the Requisite Shares shall be outstanding, the Corporation shall do each of the following:

                  (a) PROFITABILITY. The Corporation's consolidated net income before all amounts properly recorded for interest, taxes, depreciation and amortization ("EBITDA"), in each case, as set forth in the audited financial statements of the Corporation for the fiscal years indicated, shall be, (i) for fiscal year 1996, $1,500,000; (ii) for fiscal year 1997, $3,500,000; and (iii) for fiscal year 1998, $5,500,000. As used herein, the term "EBITDA Period" means each fiscal year of the Corporation ending in December 1996, December 1997, and December 1998; and the term "EBITDA Target" for any EBITDA Period means the dollar amount of EBITDA required to be earned by the Corporation for each such EBITDA Period as set forth in the preceding sentence, or as subsequently

                                                                       EXHIBIT A




         modified as hereinafter provided. If the Board of Directors of the Corporation shall unanimously and specifically authorize and approve any act or activity of the Corporation the result of which will be to reduce the Corporation's EBITDA for any EBITDA Period, and such reduction in the EBITDA is unanimously and specifically authorized and approved by the Board of Directors, the EBITDA Target or Targets, as the case may be, shall be deemed to be automatically reduced to the dollar amount equal to the amount calculated by multiplying the Corporation's new, revised budgeted EBITDA by a fraction the numerator of which is the original EBITDA Target specified for the applicable EBITDA Period in the first sentence of this paragraph and the denominator of which is the originally budgeted EBITDA for such EBITDA Period as such originally budgeted EBITDA is set forth in the Business Plan of the Corporation as of April 26, 1996.

                  (b) MATTERS REQUIRING NOTICE. The Corporation shall notify the holders of the Series A (i) ten days prior to the taking of any action to reduce any EBITDA Target, and (ii) promptly upon acquiring knowledge of the occurrence of any Event of Non-Compliance.

                  (c) "EVENT OF NON-COMPLIANCE" DEFINED. As used herein, an "Event of Non-Compliance" means (i) the breach of or violation by the Corporation of any covenant of the Corporation set forth in paragraphs
         (a) and (b) of this Section 7, and such violation is not cured or waived within 30 days, or (ii) either a monetary default or a material non-monetary default, or both, under any material bond, note or other evidence of indebtedness of the Corporation or under any indenture or other instrument under which any such evidence if indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness; provided, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the Corporation, or be waived by the holders of such indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument, the Event of Non-Compliance hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived. In the event the Corporation's EBITDA for any EBITDA Period shall be an amount less than the EBITDA Target for such EBITDA Period, but shall be an amount equal to or greater than the product obtained by multiplying (i) the EBITDA Target for such EBITDA Period by (ii) .95 (the EBITDA Target less such amount being hereinafter called the "Shortfall"), then, in such event, the failure of the Corporation to earn an amount equal to or greater than the EBITDA Target for such EBITDA Period shall be deemed to have been cured if, for the first quarter of the Corporation's fiscal year next following the EBITDA Period during which the Corporation shall fail to have earned the EBITDA Target, the Corporation shall have earned the sum of (x) the Shortfall, plus (y) the First Quarter Projected EBITDA (as hereinafter defined). As used herein, the term "First Quarter Projected EBITDA" shall mean either (i) the amount determined by

                                                                       EXHIBIT A




         multiplying the Corporation's budgeted EBITDA for the applicable quarter by a fraction the numerator of which is the EBITDA Target for the EBITDA Period in which the quarter falls and the denominator of which is the Corporation's budgeted EBITDA for such EBITDA Period, or
         (ii) if the Corporation's budgeted EBITDA for the applicable quarter shall be a loss, then the Corporation's budgeted loss for such quarter, whichever of (i) or (ii) is less. For the purposes hereof, the references to budgeted amounts refer to the budgets of the Corporation duly approved by the Corporation's Board of Directors in the ordinary course of business and consistent with past practice.

         SECTION 8. REDUCTION IN VALUE OR SECURITY. The Corporation shall not in any manner, whether by amendment of the Certificate of Incorporation (including, without limitation, any Certificate of Designations), merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Series A.

         SECTION 9. DEFINITIONS. As used herein with respect to Series A, the following terms shall have the following meanings:

                  (a) The term "accrued dividends," with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

                  (b) The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, The City of New York, are not authorized or obligated by law or executive order to close.

                  (c) The term "junior stock" shall mean the Common Stock and any other series of Preferred Stock of the Corporation, or any other class or series of the capital stock of the Corporation, authorized or issued after the date on which this Certificate is filed other than the Series B Non-Voting Participating Convertible Preferred Stock of the Corporation and the Series C Non-Voting Participating Convertible Preferred Stock of the Corporation, which Series B Non-Voting Participating Convertible Preferred Stock and Series C Non-Voting Participating Convertible Preferred Stock are senior to, and have preference and priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation over, the Series A.

                                                                       EXHIBIT A



                  (d) The term "person" shall mean any individual, corporation, partnership, joint venture, joint stock association, business trust and other business entity, trust, unincorporated organization, governmental agency or authority or any other form of entity.

                  (e) The term "Requisite Shares" means the greater of (i) 593,953 shares of the Series A, Series B and Series C, taken together, or (ii) 50% of the total shares of the Series A, Series B and Series C issued on or after the date of filing this Certificate.

                  (f) The term "subsidiary" shall mean, as to a particular parent corporation, any person of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent corporation or by one or more persons controlled by, controlling or under common control with such parent corporation.

         SECTION 10. OTHER RIGHTS. The shares of Series A shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

         IN WITNESS WHEREOF, Fresh Choice, Inc. has caused this Certificate to be signed by _____________________, its President, this _____ day of _____________, _____.

                                        Fresh Choice, Inc.



                                        By__________________________
                                          Robert Ferngren, President

                                                                       EXHIBIT B


                           CERTIFICATE OF DESIGNATION
                                       OF
          SERIES B NON-VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK
                                       OF
                               FRESH CHOICE, INC.

         Fresh Choice, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its Certificate of Incorporation as amended and in accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $0.001 per share, designated as Series B Non-Voting Participating Convertible Preferred Stock, which resolution reads as follows:

         "BE IT RESOLVED, that the Board of Directors (the "Board of Directors") of Fresh Choice, Inc., a Delaware corporation (the "Corporation"), hereby authorizes the issuance of a series of Preferred Stock and fixes its designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

         SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series B Non-Voting Participating Convertible Preferred Stock" (hereinafter called "Series B"). Each share of Series B shall be identical in all respects with all other shares of Series B except as to the dates from and after which dividends thereon shall be cumulative.

         SECTION 2. NUMBER OF SHARES. The number of shares in Series B shall initially be 1,187,906, which number may from time to time be increased or decreased (but not below the total number thereof then outstanding and reserved for issuance) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 3. DIVIDENDS. So long as any share of Series B remains outstanding, the holders of shares of Series B shall be entitled to participate, on an "as converted" basis, in and to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, any and all cash dividends and other distributions paid or made with respect to any junior stock. So long as any share of Series B remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, unless, contemporaneously therewith, a dividend or other distribution on the shares of the Series B then outstanding shall have been declared and set apart for payment as hereinafter provided. All dividends and other distributions paid or made by the Corporation at any time as any share of the Series B remains outstanding shall be paid or distributed among the holders of the Common Stock and the Series B in proportion to the shares of Common Stock then held by

                                                                       EXHIBIT B


the holders of the Common Stock and the shares of Common Stock which the holders of the Series B then have the right to acquire upon conversion of the shares of Series B then held by them.

         In addition to the foregoing, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation") following the occurrence of an Event of Non-Compliance, and continuing through and including the date on which any such Liquidation occurs, the holders of the Series B shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, cumulative preferential cash dividends at the annual rate of $0.56 per share, and no more, calculated from the first date of the occurrence of an Event of Non-Compliance, and payable pursuant to Section 4 hereof. So long as any share of Series B remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless all accrued dividends on all outstanding shares of Series B shall have been paid. For the sole purpose of this paragraph, any merger, consolidation or sale of substantially all the assets of the Corporation shall be deemed to be a Liquidation for the purposes of such rights to cumulative preferential dividends, and shall be paid prior to the consummation of any such transaction.

         SECTION 4. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, after payment in full of all amounts, if any, owing to the holders of the Corporation's Series C Non-Voting Participating Convertible Preferred Stock, but before any distribution or payment shall be made to the holders of any junior stock, the holders of shares of Series B shall be entitled to be paid in full an amount equal to $4.63 per share, together with all accrued dividends to such distribution or payment date whether or not earned or declared. After payment in full of all amounts owing to the holders of shares of Series B as herein provided, the remaining assets of the Corporation, if any, may be distributed by the Corporation as provided in Section 281 of the General Corporation Law of the State of Delaware or other controlling provision of applicable law, and the holders of shares of Series B shall have no right to participate in any such distributions.

         SECTION 5. CONVERSION RIGHTS. The holders of shares of Series B shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series B shall be convertible at the office of the Corporation or any transfer agent for such stock, at the option of the holder thereof, into either (i) at any time after the date of issuance of such share through and including the date on which the Series A shall have become mandatorily convertible one fully paid and nonassessable share of Series A Voting Participating Convertible Preferred Stock

                                                                       EXHIBIT B

         (hereinafter called "Series A") of the Corporation or (ii) at any time after the date of issuance of such share such number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $4.63 by the Current Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate representing such share is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B (the "Stated Conversion Price") shall initially be $4.63 per share of Common Stock. The Stated Conversion Price shall be adjusted from and after the Original Issue Date as hereinafter provided. The Stated Conversion Price at any time in effect or, in the case of any such adjustment, such Stated Conversion Price as most recently so adjusted, is herein called the "Current Conversion Price."

                  (b) MECHANICS OF CONVERSION. Before any holder of Series B shall be entitled to convert the same into shares of Series A or Common Stock, as the case may be, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Series A or Common Stock, as the case may be, to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B, a certificate or certificates for the number of shares of Series A or Common Stock, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B to be converted, and the person or persons entitled to receive the shares of Series A or Common Stock, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series A or Common Stock, as the case may be, on such date.

                  (c) ADJUSTMENTS TO CURRENT CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Current Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the

                                                                       EXHIBIT B

         Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (d) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If at any time after the Original Issue Date the Common Stock issuable upon conversion of the Series B shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the Current Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B immediately before that change.

                  (e) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date there is a capital reorganization or reclassification of the capital stock of the Corporation (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5) or a merger, consolidation or sale of all or substantially all of the assets of the Corporation, as a part of and as a condition to such capital reorganization or reclassification, merger, consolidation or sale of assets provision shall be made so that the holders of the Series B shall thereafter be entitled to receive upon conversion of the Series B the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series B would have been entitled on such capital reorganization or reclassification, merger, consolidation or sale of assets, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this
         Section 5 with respect to the rights of the holders of Series B after the capital reorganization or reclassification, merger, consolidation or sale of assets to the end that the provisions of this Section 5(including adjustment of the Current Conversion Price then in effect and the number of shares issuable upon conversion of the Series B) shall be applicable after that event and be as nearly equivalent as practicable.

                  (f) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action,

                                                                       EXHIBIT B


         avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B against impairment.

                  (g) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Current Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
         (ii) the Current Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B.

                  (h) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time after the Original Issue Date: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other, rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B:

                           (i) at least twenty (20) days' prior written notice
                  of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                           (ii) in the case of the matters referred to in (iii)
                  and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                                                                       EXHIBIT B


                  (i) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Series A or Common Stock, as the case may be, on conversion of Series B pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series A and Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B, such number of its shares of Series A and Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B; and if at any time the number of authorized but unissued shares of Series A or Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A or Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Corporation.

                  (k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series B. All shares of Series A or Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Series A or Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                  (l) NOTICES. Any notice required by the provisions of this
         Section 5 to be given to the holders of shares of Series B shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                  (m) MEANING OF "COMMON STOCK". For the purpose of this Section 5, the term "Common Stock" shall include any stock of any class or series of the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up

                                                                       EXHIBIT B

         of the Corporation which is not subject to redemption by the Corporation. However, shares issuable upon conversion of shares of Series B shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of Series B or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

                  (n) POSTPONEMENT OF ADJUSTMENTS; CALCULATIONS. Any adjustment in the conversion price otherwise required by this Section 5 to be made may be postponed if such adjustment (plus any other adjustments postponed pursuant to this paragraph 5(n) and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations hereunder shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (o) TAX ADJUSTMENTS. The Board of Directors may make such adjustments in the conversion price, in addition to those required by this Section 5, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 5, and its action in so doing shall be final and conclusive.

                  (p) ADJUSTMENTS APPLICABLE TO NEW SECURITIES. In the event that any time, as a result of an adjustment made pursuant to the provisions hereof, the holder of any shares of Series B thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Series A or Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series B shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 5 with respect to the Common Stock shall apply on like terms to any such other shares.

                  (q) ACCOUNTANTS' CERTIFICATE. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 5.

                                                                       EXHIBIT B

                  (r) REIT SAVINGS CLAUSE. The Conversion Rights with respect to the Series B shall not exist to the extent that immediately after the conversion of such shares of Series B into Series A or Common Stock, Crescent Real Estate Equities, Inc., a Maryland corporation (together with its successors, "Crescent"), would be treated as owning more than 10 percent of the outstanding voting securities of the Corporation for purposes of Section 856(c)(5) of the Internal Revenue Code of 1986, as amended (the "Code"). Any request by any holder of the Series B to exercise such holder's Conversion Rights must be accompanied by an opinion of counsel, which counsel and the form, scope and substance of such opinion must be satisfactory to Crescent in its sole and absolute discretion, stating that any proposed exercise of any holder's Conversion Rights will not cause Crescent to be treated as owning more than 10 percent of the outstanding voting securities of the Corporation for purposes of Section 856(c)(5) of the Code. Any exercise or purported exercise of any Conversion Rights in violation of this
         Section 5(r) shall be void ab initio.

         SECTION 6. VOTING RIGHTS. The holders of shares of Series B shall not have any voting rights except as from time to time required by law.

         SECTION 7. COVENANTS; "EVENT OF NON-COMPLIANCE" DEFINED. For so long as the Requisite Shares shall be outstanding, the Corporation shall do each of the following:

                  (a) PROFITABILITY. The Corporation's consolidated net income before all amounts properly recorded for interest, taxes, depreciation and amortization ("EBITDA"), in each case, as set forth in the audited financial statements of the Corporation for the fiscal years indicated, shall be, (i) for fiscal year 1996, $1,500,000; (ii) for fiscal year 1997, $3,500,000; and (iii) for fiscal year 1998, $5,500,000. As used herein, the term "EBITDA Period" means each fiscal year of the Corporation ending in December 1996, December 1997, and December 1998; and the term "EBITDA Target" for any EBITDA Period means the dollar amount of EBITDA required to be earned by the Corporation for each such EBITDA Period as set forth in the preceding sentence, or as subsequently modified as hereinafter provided. If the Board of Directors of the Corporation shall unanimously and specifically authorize and approve any act or activity of the Corporation the result of which will be to reduce the Corporation's EBITDA for any EBITDA Period, and such reduction in the EBITDA is unanimously and specifically authorized and approved by the Board of Directors, the EBITDA Target or Targets, as the case may be, shall be deemed to be automatically reduced to the dollar amount equal to the amount calculated by multiplying the Corporation's new, revised budgeted EBITDA by a fraction the numerator of which is the original EBITDA Target specified for the applicable EBITDA Period in the first sentence of this paragraph and the denominator of which is the originally budgeted EBITDA for such EBITDA Period as such originally budgeted EBITDA is set forth in the Business Plan of the Corporation as of April 26, 1996.

                                                                       EXHIBIT B

                  (b) MATTERS REQUIRING NOTICE. The Corporation shall notify the holders of the Series B (i) ten days prior to the taking of any action to reduce any EBITDA Target, and (ii) promptly upon acquiring knowledge of the occurrence of any Event of Non-Compliance.

                  (c) "EVENT OF NON-COMPLIANCE" DEFINED. As used herein, an "Event of Non-Compliance" means (i) the breach of or violation by the Corporation of any covenant of the Corporation set forth in paragraphs
         (a) and (b) of this Section 7, and such violation is not cured or waived within 30 days, or (ii) the default under any material bond, note or other evidence of indebtedness of the Corporation or under any indenture or other instrument under which any such evidence if indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness; provide, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the Corporation, or be waived by the holders of such indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument, the Event of Non-Compliance hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived. In the event the Corporation's EBITDA for any EBITDA Period shall be an amount less than the EBITDA Target for such EBITDA Period, but shall be an amount equal to or greater than the product obtained by multiplying (i) the EBITDA Target for such EBITDA Period by (ii) .95 (the EBITDA Target less such amount being hereinafter called the "Shortfall"), then, in such event, the failure of the Corporation to earn an amount equal to or greater than the EBITDA Target for such EBITDA Period shall be deemed to have been cured if, for the first quarter of the Corporation's fiscal year next following the EBITDA Period during which the Corporation shall fail to have earned the EBITDA Target, the Corporation shall have earned the sum of (x) the Shortfall, plus (y) the First Quarter Projected EBITDA (as hereinafter defined). As used herein, the term "First Quarter Projected EBITDA" shall mean either (i) the amount determined by multiplying the Corporation's budgeted EBITDA for the applicable quarter by a fraction the numerator of which is the EBITDA Target for the EBITDA Period in which the quarter falls and the denominator of which is the Corporation's budgeted EBITDA for such EBITDA Period, or (ii) if the Corporation's budgeted EBITDA for the applicable quarter shall be a loss, then the Corporation's budgeted loss for such quarter, whichever of (i) or (ii) is less. For the purposes hereof, the references to budgeted amounts refer to the budgets of the Corporation duly approved by the Corporation's Board of Directors in the ordinary course of business and consistent with past practice.

         SECTION 8. REDUCTION IN VALUE OR SECURITY. The Corporation shall not in any manner, whether by amendment of the Certificate of Incorporation (including, without limitation, any Certificate of Designations), merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action

                                                                       EXHIBIT B

to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Series B.

         SECTION 9. DEFINITIONS. As used herein with respect to Series B, the following terms shall have the following meanings:

                  (a) The term "accrued dividends," with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

                  (b) The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, The City of New York, are not authorized or obligated by law or executive order to close.

                  (c) The term "junior stock" shall mean the Common Stock and any other series of Preferred Stock of the Corporation, or any other class or series of the capital stock of the Corporation, authorized or issued after the Original Issue Date other than the Series C Non-Voting Participating Convertible Preferred Stock of the Corporation, which Series C Non-Voting Participating Convertible Preferred Stock is senior to, and has preference and priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation over, the Series B.

                  (d) The term "Original Issue Date" shall mean the date on which a share of Series B was first issued.

                  (e) The term "person" shall mean any individual, corporation, partnership, joint venture, joint stock association, business trust and other business entity, trust, unincorporated organization, governmental agency or authority or any other form of entity.

                  (f) The term "Requisite Shares" means the greater of (i) 593,953 shares of the Series A, Series B and Series C, taken together, or (ii) 50% of the total shares of the Series A, Series B and Series C issued on or after the date of filing this Certificate.

                  (g) The term "subsidiary" shall mean, as to a particular parent corporation, any person of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent corporation or by one or more persons controlled by, controlling or under common control with such parent corporation.

                                                                       EXHIBIT B


         SECTION 10. OTHER RIGHTS. The shares of Series B shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

         IN WITNESS WHEREOF, Fresh Choice, Inc. has caused this Certificate to be signed by _____________________, its President, this _____ day of _____________, _____.

                                        Fresh Choice, Inc.


                                        By______________________________
                                           Robert Ferngren, President

                                                                      EXHIBIT C

                           CERTIFICATE OF DESIGNATION

                                       OF

          SERIES C NON-VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK

                                       OF

                               FRESH CHOICE, INC.

         Fresh Choice, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its Certificate of Incorporation as amended and in accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $0.001 per share, designated as Series C Non-Voting Participating Convertible Preferred Stock, which resolution reads as follows:

         "BE IT RESOLVED, that the Board of Directors (the "Board of Directors") of Fresh Choice, Inc., a Delaware corporation (the "Corporation"), hereby authorizes the issuance of a series of Preferred Stock and fixes its designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

         SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series C Non-Voting Participating Convertible Preferred Stock" (hereinafter called "Series C"). Each share of Series C shall be identical in all respects with all other shares of Series C except as to the dates from and after which dividends thereon shall be cumulative.

         SECTION 2. NUMBER OF SHARES. The number of shares in Series C shall initially be 593,953, which number may from time to time be increased or decreased (but not below the total number thereof then outstanding and reserved for issuance) by the Board of Directors. Shares of Series C that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         SECTION 3. DIVIDENDS. So long as any share of Series C remains outstanding, the holders of shares of Series C shall be entitled to participate, on an "as converted" basis, in and to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, any and all cash dividends and other distributions paid or made with respect to any junior stock. So long as any share of Series C remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, unless, contemporaneously therewith, a dividend or other distribution on the shares of the Series C then outstanding shall have been declared and set apart for payment as hereinafter provided. All dividends and other distributions paid or made by the Corporation at any time as any share of the Series C remains outstanding shall be paid or distributed among the holders of the Common Stock and the Series C in proportion to the shares of Common Stock then held by

                                                                       EXHIBIT C

the holders of the Common Stock and the shares of Common Stock which the holders of the Series C then have the right to acquire upon conversion of the shares of Series C then held by them.

         In addition to the foregoing, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation") following the occurrence of an Event of Non-Compliance, and continuing through and including the date on which any such Liquidation occurs, the holders of the Series C shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, but only out of funds legally available therefore, cumulative preferential cash dividends at the annual rate of $0.72 per share, and no more, calculated from the first date of the occurrence of an Event of Non-Compliance, and payable pursuant to Section 4 hereof. So long as any share of Series C remains outstanding, no dividend whatever shall be paid or declared and no distribution shall be made on any junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless all accrued dividends on all outstanding shares of Series C shall have been paid. For the sole purpose of this paragraph, any merger, consolidation or sale of substantially all the assets of the Corporation shall be deemed to be a Liquidation for the purposes of such rights to cumulative preferential dividends, and shall be paid prior to the consummation of any such transaction.

         SECTION 4. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of shares of Series C shall be entitled to be paid in full an amount equal to $6.00 per share, together with all accrued dividends to such distribution or payment date whether or not earned or declared. After payment in full of all amounts owing to the holders of shares of Series C as herein provided, the remaining assets of the Corporation, if any, may be distributed by the Corporation as provided in Section 281 of the General Corporation Law of the State of Delaware or other controlling provision of applicable law, and the holders of shares of Series C shall have no right to participate in any such distributions.

         SECTION 5. CONVERSION RIGHTS. The holders of shares of Series C shall have conversion rights as follows (the "Conversion Rights"):

                  (A) RIGHT TO CONVERT. Each share of Series C shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $4.63 by the Current Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of

                                                                       EXHIBIT C

         shares of the Series C (the "Stated Conversion Price") shall initially be $4.63 per share of Common Stock. The Stated Conversion Price shall be adjusted from and after the Original Issue Date as hereinafter provided. The Stated Conversion Price at any time in effect or, in the case of any such adjustment, such Stated Conversion Price as most recently so adjusted, is herein called the "Current Conversion Price."

                  (B) MECHANICS OF CONVERSION. Before any holder of Series C shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series C to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (C) ADJUSTMENTS TO CURRENT CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Current Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (D) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If at any time after the Original Issue Date the Common Stock issuable upon conversion of the Series

                                                                       EXHIBIT C

         C shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the Current Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C immediately before that change.

                  (E) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date there is a capital reorganization or reclassification of the capital stock of the Corporation (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section ) or a merger, consolidation or sale of all or substantially all of the assets of the Corporation, as a part of and as a condition to such capital reorganization or reclassification, merger, consolidation or sale of assets provision shall be made so that the holders of the Series C shall thereafter be entitled to receive upon conversion of the Series C the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series C would have been entitled on such capital reorganization or reclassification, merger, consolidation or sale of assets, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holders of Series C after the capital reorganization, merger, consolidation or sale of assets to the end that the provisions of this Section (including adjustment of the Current Conversion Price then in effect and the number of shares issuable upon conversion of the Series C) shall be applicable after that event and be as nearly equivalent as practicable.

                  (F) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C against impairment.

                  (G) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Current Conversion Price pursuant to this Section , the

                                                                       EXHIBIT C

         Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C, furnish or cause to be furnished to such holder a like certificate setting forth
         (i) such adjustments and readjustments, (ii) the Current Conversion Price for such series of Preferred Stock at the time in effect, and
         (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C.

                  (H) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time after the Original Issue Date: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other, rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series C:

                           (i) at least twenty (20) days' prior written notice
                  of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                           (ii) in the case of the matters referred to in (iii)
                  and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  (I) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                                                                       EXHIBIT C

                  (J) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Corporation.

                  (K) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series C. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                  (L) NOTICES. Any notice required by the provisions of this Section to be given to the holders of shares of Series C shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                  (M) MEANING OF "COMMON STOCK". For the purpose of this Section , the term "Common Stock" shall include any stock of any class or series of the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which is not subject to redemption by the Corporation. However, shares issuable upon conversion of shares of Series C shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of Series C or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to

                                                                       EXHIBIT C

         redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

                  (N) POSTPONEMENT OF ADJUSTMENTS; CALCULATIONS. Any adjustment in the conversion price otherwise required by this Section to be made may be postponed if such adjustment (plus any other adjustments postponed pursuant to this paragraph and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations hereunder shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (O) TAX ADJUSTMENTS. The Board of Directors may make such adjustments in the conversion price, in addition to those required by this Section , as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section , and its action in so doing shall be final and conclusive.

                  (P) ADJUSTMENTS APPLICABLE TO NEW SECURITIES. In the event that any time, as a result of an adjustment made pursuant to the provisions hereof, the holder of any shares of Series C thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series C shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section with respect to the Common Stock shall apply on like terms to any such other shares.

                  (Q) ACCOUNTANTS' CERTIFICATE. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 5.

                  (R) REIT SAVINGS CLAUSE. The Conversion Rights with respect to the Series C shall not exist to the extent that immediately after the conversion of such shares of Series C into Common Stock, Crescent Real Estate Equities, Inc., a Maryland corporation (together with its successors, "Crescent"), would be treated as owning more than 10 percent of the outstanding voting securities of the Corporation for purposes of Section 856(c)(5) of the Internal Revenue Code of 1986, as amended (the "Code"). Any request

                                                                       EXHIBIT C

         by any holder of the Series C to exercise such holder's Conversion Rights must be accompanied by an opinion of counsel, which counsel and the form, scope and substance of such opinion must be satisfactory to Crescent in its sole and absolute discretion, stating that any proposed exercise of any holder's Conversion Rights will not cause Crescent to be treated as owning more than 10 percent of the outstanding voting securities of the Corporation for purposes of Section 856(c)(5) of the Code. Any exercise or purported exercise of any Conversion Rights in violation of this Section shall be void ab initio.

         SECTION 6. VOTING RIGHTS. The holders of shares of Series C shall not have any voting rights except as from time to time required by law.

         SECTION 7. COVENANTS; "EVENT OF NON-COMPLIANCE" DEFINED. For so long as the Requisite Shares shall be outstanding, the Corporation shall do each of the following:

                  (A) PROFITABILITY. The Corporation's consolidated net income before all amounts properly recorded for interest, taxes, depreciation and amortization ("EBITDA"), in each case, as set forth in the audited financial statements of the Corporation for the fiscal years indicated, shall be, (i) for fiscal year 1996, $1,500,000; (ii) for fiscal year 1997, $3,500,000; and (iii) for fiscal year 1998, $5,500,000. As used herein, the term "EBITDA Period" means each fiscal year of the Corporation ending in December 1996, December 1997, and December 1998; and the term "EBITDA Target" for any EBITDA Period means the dollar amount of EBITDA required to be earned by the Corporation for each such EBITDA Period as set forth in the preceding sentence, or as subsequently modified as hereinafter provided. If the Board of Directors of the Corporation shall unanimously and specifically authorize and approve any act or activity of the Corporation the result of which will be to reduce the Corporation's EBITDA for any EBITDA Period, and such reduction in the EBITDA is unanimously and specifically authorized and approved by the Board of Directors, the EBITDA Target or Targets, as the case may be, shall be deemed to be automatically reduced to the dollar amount equal to the amount calculated by multiplying the Corporation's new, revised budgeted EBITDA by a fraction the numerator of which is the original EBITDA Target specified for the applicable EBITDA Period in the first sentence of this paragraph and the denominator of which is the originally budgeted EBITDA for such EBITDA Period as such originally budgeted EBITDA is set forth in the Business Plan of the Corporation as of April 26, 1996.

                  (B) MATTERS REQUIRING NOTICE. The Corporation shall notify the holders of the Series C (i) ten days prior to the taking of any action to reduce any EBITDA Target, and (ii) promptly upon acquiring knowledge of the occurrence of any Event of Non-Compliance.

                                                                       EXHIBIT C

                  (C) "EVENT OF NON-COMPLIANCE" DEFINED. As used herein, an "Event of Non-Compliance" means (i) the breach of or violation by the Corporation of any covenant of the Corporation set forth in paragraphs
         (a) and (b) of this Section , and such violation is not cured or waived within 30 days, or (ii) the default under any material bond, note or other evidence of indebtedness of the Corporation or under any indenture or other instrument under which any such evidence if indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness; provide, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the Corporation, or be waived by the holders of such indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument, the Event of Non-Compliance hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived. In the event the Corporation's EBITDA for any EBITDA Period shall be an amount less than the EBITDA Target for such EBITDA Period, but shall be an amount equal to or greater than the product obtained by multiplying (i) the EBITDA Target for such EBITDA Period by (ii) .95 (the EBITDA Target less such amount being hereinafter called the "Shortfall"), then, in such event, the failure of the Corporation to earn an amount equal to or greater than the EBITDA Target for such EBITDA Period shall be deemed to have been cured if, for the first quarter of the Corporation's fiscal year next following the EBITDA Period during which the Corporation shall fail to have earned the EBITDA Target, the Corporation shall have earned the sum of (x) the Shortfall, plus (y) the First Quarter Projected EBITDA (as hereinafter defined). As used herein, the term "First Quarter Projected EBITDA" shall mean either (i) the amount determined by multiplying the Corporation's budgeted EBITDA for the applicable quarter by a fraction the numerator of which is the EBITDA Target for the EBITDA Period in which the quarter falls and the denominator of which is the Corporation's budgeted EBITDA for such EBITDA Period, or (ii) if the Corporation's budgeted EBITDA for the applicable quarter shall be a loss, then the Corporation's budgeted loss for such quarter, whichever of (i) or (ii) is less. For the purposes hereof, the references to budgeted amounts refer to the budgets of the Corporation duly approved by the Corporation's Board of Directors in the ordinary course of business and consistent with past practice.

         SECTION 8. REDUCTION IN VALUE OR SECURITY. The Corporation shall not in any manner, whether by amendment of the Certificate of Incorporation (including, without limitation, any Certificate of Designations), merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Series C.

         SECTION 9. DEFINITIONS. As used herein with respect to Series C, the following terms shall have the following meanings:

                                                                       EXHIBIT C

                  (a) The term "accrued dividends," with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

                  (b) The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, The City of New York, are not authorized or obligated by law or executive order to close.

                  (c) The term "junior stock" shall mean the Common Stock, the Series A Voting Participating Convertible Preferred Stock of the Corporation, the Series B Non-Voting Participating Convertible Preferred Stock of the Corporation, and any other series of Preferred Stock of the Corporation, or any other class or series of the capital stock of the Corporation, authorized or issued after the date on which this Certificate is filed.

                  (d) The term "Original Issue Date" shall mean the date on which a share of Series B was first issued.

                  (e) The term "person" shall mean any individual, corporation, partnership, joint venture, joint stock association, business trust and other business entity, trust, unincorporated organization, governmental agency or authority or any other form of entity.

                  (f) The term "Requisite Shares" means the greater of (i) 593,953 shares of the Series A, Series B and Series C, taken together, or (ii) 50% of the total shares of the Series A, Series B and Series C issued on or after the date of filing this Certificate.

                  (g) The term "subsidiary" shall mean, as to a particular parent corporation, any person of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent corporation or by one or more persons controlled by, controlling or under common control with such parent corporation.

         SECTION 10. OTHER RIGHTS. The shares of Series C shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

                                                                       EXHIBIT C

         IN WITNESS WHEREOF, Fresh Choice, Inc. has caused this Certificate to be signed by _____________________, its President, this _____ day of _____________, _____.

                                       Fresh Choice, Inc.

                                       By
                                         ---------------------------------
                                          Robert Ferngren, President

                                TABLE OF CONTENTS

                                                                                                               Page
                                    ARTICLE 1

                               REGISTRATION RIGHTS

         Section 1.1       Certain Definitions..................................................................  1
         Section 1.2       Demand Registration Rights...........................................................  3
         Section 1.3       Company Registration.................................................................  6
         Section 1.4       Expenses of Registration.............................................................  8
         Section 1.5       Registration Procedures..............................................................  9
         Section 1.6       Indemnification...................................................................... 11
         Section 1.7       Information by Holder................................................................ 14
         Section 1.8       Limitations on Subsequent Registration Rights........................................ 14
         Section 1.9       Rule 144 Reporting................................................................... 14
         Section 1.10      Transfer or Assignment of Registration Rights........................................ 15
         Section 1.11      "Market Stand-Off" Agreement......................................................... 15
         Section 1.12      Allocation of Registration Opportunities............................................. 16
         Section 1.13      Termination of Registration Rights................................................... 16

                                    ARTICLE 2

                                  MISCELLANEOUS

         Section 2.1       Governing Law........................................................................ 17
         Section 2.2       Successors and Assigns............................................................... 17
         Section 2.3       Entire Agreement; Amendment; Waiver.................................................. 18
         Section 2.4       Notices, Etc......................................................................... 18
         Section 2.5       Delays or Omissions.................................................................. 18
         Section 2.6       Rights; Separability................................................................. 18
         Section 2.7       Information Confidential............................................................. 19
         Section 2.8       Titles and Subtitles................................................................. 19
         Section 2.9       Counterparts......................................................................... 19

                                                                       EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of the ____ day of __________, 1996, and is being entered into by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Stockholder") and FRESH CHOICE, INC., a Delaware corporation (the "Company").

                                    RECITALS

         This is the Registration Rights Agreement referred to in that certain Preferred Stock Purchase Agreement (herein so called) dated as of April 26, 1996, by and between the Company and the Stockholder, and is being entered pursuant to the provisions thereof.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants and agreements set forth herein and in the Preferred Stock Purchase Agreement, and intending to be legally bound, the paries hereto hereby agree as follows:

                                    ARTICLE 1

                               REGISTRATION RIGHTS

         SECTION 1.1       CERTAIN DEFINITIONS.

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                           (A) CLOSING. "Closing" shall mean the Closing under
                  the Preferred Stock Purchase Agreement.

                           (B) COMMISSION. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                           (C) EXCHANGE ACT. "Exchange Act" shall mean the
                  Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                           (D) HOLDER. "Holder" shall mean any holder of Shares
                  or Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section hereof.

                                                                       EXHIBIT D

                           (E) INITIATING HOLDERS. "Initiating Holders" shall
                  mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the Registrable Securities, or who in the aggregate have the right to acquire fifty percent (50%) of the Registrable Securities upon conversion of the Shares. It shall not be necessary that a Holder convert the Shares into Registrable Securities to be an "Initiating Holder."

                           (F) OTHER STOCKHOLDERS. "Other Stockholders" shall
                  mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

                           (G) REGISTRABLE SECURITIES. "Registrable Securities"
                  shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

                           (H) REGISTER, REGISTERED AND REGISTRATION. The terms
                  "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                           (I) REGISTRATION EXPENSES. "Registration Expenses"
                  shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

                                                                       EXHIBIT D

                           (J) RULE 144. "Rule 144" shall mean Rule 144 as
                  promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                           (K) RULE 145. "Rule 145" shall mean Rule 145 as
                  promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                           (L) SECURITIES ACT. "Securities Act" shall mean the
                  Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                           (M) SELLING EXPENSES. "Selling Expenses" shall mean
                  all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

                           (N) SHARES. "Shares" shall mean, collectively, the
                  Company's Series A Voting Participating Convertible Preferred Stock, par value $0.001 per share, Series B Non-Voting Participating Convertible Preferred Stock, par value $0.001 per share, and the Company's Series C Non-Voting Participating Convertible Preferred Stock, par value $0.001 per share.

         SECTION 1.2       DEMAND REGISTRATION RIGHTS.

                           (A) REQUEST FOR REGISTRATION. If the Company shall
                  receive from Initiating Holders at any time or from time to time after the date hereof a written request that the Company effect any registration with respect to all or a part of the Registrable Securities the Company shall:

                                    (i)     promptly give written notice of the
                           proposed registration to all other Holders; and

                                    (ii) as soon as practicable, use its best
                           efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under

                                                                       EXHIBIT D

                           applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

                                    The Company shall not be obligated to
                           effect, or to take any action to effect, any such registration pursuant to this Section :

                                            (A) In any particular jurisdiction
                                    in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                            (B) After the Company has initiated
                                    two such registrations pursuant to this
                                    Section (a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section hereof and would, absent such election, have been required to bear such expenses); or

                                            (C) During the period starting with
                                    the date sixty (60) days prior to the
                                    Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                                                                       EXHIBIT D

                           (B) FILING OF REGISTRATION STATEMENT. Subject to the
                  foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

                           The registration statement filed pursuant to the
                  request of the Initiating Holders may, subject to the provisions of Sections (b) and hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

                           (C) UNDERWRITING. If the registration of which the
                  Initiating Holders give notice is for a registered public offering involving an underwriting, the Initiating Holders shall so advise the Company as a part of the written request given pursuant to Section (a). In such event, the right of any Holder to registration pursuant to Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.

                                                                       EXHIBIT D

                           (D) PROCEDURES. If the Company shall request
                  inclusion in any registration pursuant to Section of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section , the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the registration, and may condition such offer on their acceptance of the further applicable provisions of this Article (including Section ). If such registration be an underwritten firm-commitment offering, the Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section , if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section (d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such holders requesting additional inclusion in accordance with Section .

         SECTION 1.3       COMPANY REGISTRATION.

                           (A) NOTICE OF REGISTRATION. If the Company shall, at
                  any time or from time to time after the date hereof, determine to register any of its securities either for its own account or the

                                                                       EXHIBIT D

                  account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section hereof), other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, the Company shall:

                                    (i) promptly give to each Holder written
                           notice thereof; and

                                    (ii) use its best efforts to include in such
                           registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section (b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten
                           (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

                           (B) UNDERWRITING. If the registration of which the
                  Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section (a)(i). In such event, the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                           Notwithstanding any other provision of this Section ,
                  if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the

                                                                       EXHIBIT D

                  limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section . If any person does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                           If shares are so withdrawn from the registration or
                  if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section hereof.

         SECTION 1.4       EXPENSES OF REGISTRATION.

                  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections hereof, and the first two registrations pursuant to Section hereof and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to Section shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section , such registration shall not be treated as a counted registration for purposes of Section hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other

                                                                       EXHIBIT D

expenses in connection with the registration required to be borne by the Holders of such securities.

         SECTION 1.5       REGISTRATION PROCEDURES.

                  In the case of each registration effected by the Company pursuant to Article , the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                           (A) Keep such registration effective for a period of
                  one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; or, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415 permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                           (B) Prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                                                                       EXHIBIT D

                           (C) Furnish such number of prospectuses and other
                  documents thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                           (D) Notify each seller of Registrable Securities
                  covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                           (E) Cause all such Registrable Securities registered
                  pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed or admitted to trading;

                           (F) Provide a transfer agent and registrar for all
                  Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                           (G) Otherwise use its best efforts to comply with all
                  applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (H) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section

                                                                       EXHIBIT D

                  hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

         SECTION 1.6       INDEMNIFICATION.

                           (A) The Company will indemnify each Holder, each of
                  its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Article , and each underwriter, if any, and each person who controls within the meaning of
                  Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section (a) shall not apply to amounts paid in settlement of any

                                                                       EXHIBIT D

                  such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

                           (B) Each Holder will, if Registrable Securities held
                  by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of my such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section exceed the gross proceeds from the offering received by such Holder.

                           (C) Each party entitled to indemnification under this
                  Section (the "Indemnified Party") shall give notice to the party

                                                                       EXHIBIT D

                  required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article , to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                           (D) If the indemnification provided for in this
                  Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the

                                                                       EXHIBIT D

                  parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (E) Notwithstanding the foregoing, to the extent that
                  the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         SECTION 1.7       INFORMATION BY HOLDER.

                  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article .

         SECTION 1.8       LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.

                  From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

         SECTION 1.9       RULE 144 REPORTING.

                  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its best efforts to:

                           (A) Make and keep public information regarding the
                  Company available as, those terms are understood and defined in Rule 144, at all times from and after the date hereof;

                           (B) File with the Commission in a timely manner all
                  reports and other documents required of the Company under the Securities Act and the Exchange Act;

                           (C) So long as a Holder owns any restricted
                  securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting

                                                                       EXHIBIT D

                  requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         SECTION 1.10      TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS.

                  The rights to cause the Company to register securities granted to a Holder by the Company under this Article may be transferred or assigned by a Holder only to a transferee or assignee of not less than 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Article .

         SECTION 1.11      "MARKET STAND-OFF" AGREEMENT.

                  If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Stockholder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Stockholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                           (A) such agreement shall only apply to the first such
                  registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering, filed after the date hereof; and

                           (B) all officers and directors of the Company and
                  holders of at least one percent (1%) of the Company's voting securities are bound by and have entered into similar agreements other than holders who have purchased shares in the public markets and are affiliates of the Company based solely on the size of their holdings.

                                                                       EXHIBIT D

                  The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         SECTION 1.12      ALLOCATION OF REGISTRATION OPPORTUNITIES.

                  In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration. If any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to such Holder or other stockholder pursuant to the above-described procedure, the remaining portion of such Holder's or other stockholder's allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include any shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's Second Amended and Restated 1988 Stock Option Plan, 1992 Employee Stock Purchase Plan, or any other compensatory plan or agreement, or, with respect to registration under Sections hereof, in order to include in such registration securities registered for the Company's own account.

         SECTION 1.13      TERMINATION OF REGISTRATION RIGHTS.

                           (A) Except as set forth in subparagraph (b) below,
                  the right of any Holder to request registration or inclusion in any registration pursuant to Section or shall terminate on such

                                                                       EXHIBIT D

                  date as all Registrable Securities held by such Holder may immediately be sold by such Holder in the open market without limitations as to the manner of such sale or the volume of such sale and without having to file any forms or reports with the Commission with respect to such sale under the Securities Act.

                           (B) The provisions of subparagraph (a) above shall
                  not apply to any Holder who owns more than one percent (1%) of the Company's outstanding stock until such time as such Holder beneficially owns less than one percent (1%) of the outstanding securities of the Company.

                                    ARTICLE 2

                                  MISCELLANEOUS

         SECTION 2.1       GOVERNING LAW.

                  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof. Holder and the Company hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, City and County of Dallas, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. Holder and the Company hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section , or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         SECTION 2.2       SUCCESSORS AND ASSIGNS.

                  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                                                                       EXHIBIT D

         SECTION 2.3       ENTIRE AGREEMENT; AMENDMENT; WAIVER.

                  This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written assignment signed by the Company and the holders of at least fifty percent (50%) of the Registrable Shares and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

         SECTION 2.4       NOTICES, ETC.

                  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United Stan first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or
(b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

         SECTION 2.5       DELAYS OR OMISSIONS.

                  No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         SECTION 2.6       RIGHTS; SEPARABILITY.

                  Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                                                       EXHIBIT D

         SECTION 2.7       INFORMATION CONFIDENTIAL.

                  Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

         SECTION 2.8       TITLES AND SUBTITLES.

                  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         SECTION 2.9       COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                                                       EXHIBIT D

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

FRESH CHOICE, INC.

                                      By:
                                         ----------------------------------
                                         Title:

                                      STOCKHOLDER:

                                      By:
                                         ----------------------------------
                                         Name:
                                         Title: